Exhibit 4.1

Execution Version

ACADEMY, LTD.

as Issuer,

THE GUARANTORS NAMED HEREIN

and

U.S. BANK TRUST COMPANY, National association

as Trustee and as Notes Collateral Agent,

INDENTURE

Dated as of May 14, 2026

$500,000,000

5.875% Senior Secured Notes Due 2031

Table of Contents

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APPENDIX & EXHIBITS

ANNEX I ― Rule 144A / Regulation S

EXHIBIT 1 to Rule 144A / Regulation S — Form of Initial Note

EXHIBIT A — Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

EXHIBIT B — Form of Incumbency Certificate

EXHIBIT C — Form of Net Short Representation

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INDENTURE, dated as of May 14, 2026 (this “Indenture”), among ACADEMY, LTD., a Texas limited partnership, the Guarantors (as defined herein) listed on Schedule I hereto, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Notes Collateral Agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 5.875% Senior Secured Notes Due 2031 issued on the date hereof (the “Initial Notes”) and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) the Issuer’s Initial Notes and (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01.     Rules of Construction.

(a)           For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article One have the meanings assigned to them in this Article One, and words in the singular include the plural and words in the plural include the singular;

(2)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)           all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5)           “or” is not exclusive;

(6)           “including” means including without limitation; and

(7)           all references to the date the Notes were originally issued shall refer to the Issue Date.

Section 1.02.     Definitions.

“ABL Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as the collateral agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Credit Agreement” means (i) the revolving credit facility pursuant to the First Amended and Restated ABL Credit Agreement, dated July 2, 2015, among the Issuer, New Academy Holding Company, LLC, as Holdings, Associated Investors L.L.C. and Academy Managing Co., L.L.C., as Texas Intermediate Holdcos, the lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender, as the same may be in effect from time to time and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges or refinancings thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, any other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities, indentures or commercial paper facilities that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities, commitments or other similar obligations thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 10.11) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“ABL Documents” means the ABL Credit Agreement, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement or any Pari Passu ABL Lien Indebtedness, as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of July 2, 2015, by and among the Issuer, the Guarantors, the ABL Collateral Agent and, from and after giving effect to the ABL Intercreditor Agreement Joinder, the Notes Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“ABL Intercreditor Agreement Joinder” means the Lien Sharing and Priority Confirmation Joinder, dated as of the Issue Date, by the Notes Collateral Agent and acknowledged by the ABL Collateral Agent.

“ABL Obligations” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents that is secured by a Permitted Lien, and all other obligations of the Issuer or any Guarantor in respect thereof.

“ABL Priority Collateral” has the meaning given to such term in the ABL Intercreditor Agreement.

“ABL Representative” means, (1) in the case of the ABL Credit Agreement, the ABL Collateral Agent and (2) in the case of any other Pari Passu ABL Lien Indebtedness, the trustee, agent or representative of the holders of such Pari Passu ABL Lien Indebtedness who is appointed as a representative of such Pari Passu ABL Lien Indebtedness (for purposes related to the administration of the applicable security documents related thereto) pursuant to this Indenture, the credit agreement or other agreement governing such Pari Passu ABL Lien Indebtedness.

“Acceptable Commitment” has the meaning specified in Section 10.17(b) of this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05 of this Indenture.

“Additional Credit Support Party” has the meaning specified in Section 10.15 of this Indenture.

“Additional First Lien Obligations” means the Obligations with respect to any indebtedness having Pari Passu Lien Priority (but without regard to the control of remedies) relative to the Notes Obligations or ABL Obligations, as applicable, with respect to the Collateral (other than the ABL Obligations) or that is otherwise secured by Liens on the Collateral on a first-priority basis as of such date; provided that an authorized representative of the holders of such indebtedness shall be a party to the Intercreditor Agreements or shall have executed a joinder to the Intercreditor Agreements (or entered into such other intercreditor agreement having substantially similar terms as the Intercreditor Agreements, taken as a whole).

“Additional Notes” means any Notes issued by the Issuer pursuant to Section 3.13.

“Adjusted Net Assets” has the meaning specified in Section 12.05 of this Indenture.

“Advance Offer” has the meaning specified in Section 10.17(c) of this Indenture.

“Advance Portion” has the meaning specified in Section 10.17(c) of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 10.13 of this Indenture.

“Agent” means any Note Registrar, Transfer Agent, co-registrar, Paying Agent, Notes Collateral Agent, authentication agent, or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Alternate Offer” has the meaning specified in Section 10.16(a) of this Indenture.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated First Lien Debt Ratio, (ii) the Consolidated Total Debt Ratio, (iii) the Consolidated Secured Debt Ratio, (iv) the Fixed Charge Coverage Ratio, (v) the Consolidated EBITDA or (vi) the Total Assets. For clarity, for purposes of the provisions described in the following paragraphs of this definition, the Applicable Calculation Date may, at the option of a Testing Party, be the Transaction Test Date.

When calculating the availability under any basket, ratio or any financial metric under this Indenture or compliance with any provision of this Indenture (including the absence of defaults or Events of Default), in each case, in connection with (a) any Limited Condition Transaction, (b) any incurrence or issuance of or repayment, redemption, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, (c) the creation of Liens, (d) the making of any Asset Sale or any disposition excluded from the definition of “Asset Sale”, (e) the making of an Investment (including any acquisition) or Restricted Payments, or (f) the designation of a Subsidiary as restricted or unrestricted (the transactions referred to in clauses (b) through (f), collectively, the “Specified Transactions,” and each, a “Specified Transaction”) and any actions or transactions related thereto, the date of determination of such basket, ratio or financial metric or whether the Limited Condition Transaction or any such Specified Transaction is permitted (or any requirement or conditions therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) may, at the option of the Issuer, any of its Restricted Subsidiaries, a Parent Entity of the Issuer, any successor entity of any of the foregoing (including a third party) (the “Testing Party”) (which election may be made on or prior to the date of consummation of such Limited Condition Transaction or Specified Transaction), be the date the definitive agreements for such Limited Condition Transaction or Specified Transaction are entered into (or, if applicable, the date of delivery of a binding offer or launch of a “certain funds” tender offer, delivery of an irrevocable notice, a declaration of a Restricted Payment, a dividend or a similar event), or the date that a notice, which may be conditional, on repayment or redemption in connection with a repayment, redemption, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock, is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock (any such date, the “Transaction Test Date”) and such baskets, ratios or financial metrics shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio and Consolidated First Lien Debt Ratio after giving effect to such Limited Condition Transaction or Specified Transactions and any actions or transactions related thereto (including any incurrence of Liens, Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction or Specified Transaction, and, for the avoidance of doubt, (x) if any of such baskets, ratios or financial metrics are exceeded or are not complied with as a result of fluctuations in such basket, ratio or financial metrics (including due to fluctuations in Fixed Charges, Consolidated Net Income or Consolidated EBITDA of the Issuer, the target company or any Person that is otherwise the subject of the Limited Condition Transaction or the Specified Transaction during and after the Applicable Measurement Period) at or prior to the consummation of the relevant Limited Condition Transaction or Specified Transaction and any actions or transactions related thereto, such baskets, ratios or financial metrics will not be deemed to have been exceeded as a result of such fluctuations and (y) such baskets, ratios or financial metrics shall not be tested at the time of consummation of such Limited Condition Transaction or Specified Transaction and any actions or transactions related thereto except as contemplated in clause (a) of the immediately succeeding proviso; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Test Date for purposes of such baskets, ratios and financial metrics, (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized and (c) if the Testing Party elects to have such determinations occur at the Transaction Test Date, any such transactions (including the Limited Condition Transaction or Specified Transaction and any actions or transactions related thereto) shall be deemed to have occurred on the Transaction Test Date and to be outstanding thereafter for purposes of calculating any baskets, ratios or financial metrics under this Indenture after the Transaction Test Date and before the consummation of such Limited Condition Transaction or Specified Transaction unless and until such Limited Condition Transaction or Specified Transaction has been abandoned, as determined by the Testing Party, prior to the consummation thereof. For the avoidance of doubt, if the Testing Party has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the Transaction Test Date (including any new Transaction Test Date) for the applicable Limited Condition Transaction or Specified Transaction and prior to or on the date of the consummation of such Limited Condition Transaction or Specified Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction or Specified Transaction is permitted under this Indenture.

Notwithstanding anything to the contrary, the Trustee shall have no responsibility, nor shall it have any liability to the Issuer, any Holder or any third party, for calculating any basket, ratio or other financial metrics under this Indenture, determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or determining the Issuer’s compliance with any other condition precedent to any action or transaction, in connection with a Limited Condition Transaction, any actions or transactions related thereto, or otherwise.

Any calculation or measure that is determined with reference to the Issuer’s financial statements (including, without limitation, Applicable Measurement Period, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio, Fixed Charges, Permitted Receivables Financing, Total Assets and Section 10.10(a)(2)(a)) may be determined with reference to the financial statements of a Parent Entity of the Issuer instead, so long as such Parent Entity does not hold any material assets other than, directly or indirectly, the Equity Interests of the Issuer (as determined in good faith by the Board or senior management of the Issuer).

For purposes of determining any calculation or measure as of any Applicable Calculation Date, date of determination or Transaction Test Date (including, without limitation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio, Fixed Charges, Permitted Receivables Financing and Total Assets) under this Indenture, the U.S. dollar equivalent amount of any amount denominated in a foreign currency shall be calculated, to the extent not already reflected in U.S. dollars in the relevant financial statements (which may be internal), based on the relevant currency exchange rate in effect as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio) on the same date (whether such baskets are utilized in a single transaction, a series of related transactions or otherwise). Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio test without giving effect to any amounts being utilized pursuant to any other available baskets and, thereafter, pursuant to any other available baskets (but giving full pro forma effect to all applicable and related transactions, including (but subject to the foregoing) any incurrence and repayments of Indebtedness and all other permitted pro forma adjustments).

Notwithstanding anything in this Indenture to the contrary, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance of a ratio basket based on the Fixed Charge Coverage Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio or Consolidated Total Debt Ratio, such ratio(s) shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility (1) immediately prior to or in connection therewith or (2) used to finance working capital needs of the Issuer, its Restricted Subsidiaries and any Parent Entity (as reasonably determined by the Issuer).

Notwithstanding anything in this Indenture to the contrary, so long as an action was taken (or not taken) in reliance upon a basket, ratio or financial metric under this Indenture that was calculated or determined in good faith by a responsible financial or accounting officer of the Issuer based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Indenture at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket or ratio to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default under this Indenture.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Issuer immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Percentage” means 100%; provided that the Applicable Percentage shall be (1) 50% if, on a pro forma basis after giving effect to such Asset Sale and the use of proceeds therefrom the Consolidated First Lien Debt Ratio would be less than or equal to 1.25 to 1.00 but greater than 1.00 to 1.00, or (2) 0% if, on a pro forma basis after giving effect to such Asset Sale and the use of proceeds therefrom, the Consolidated First Lien Debt Ratio would be less than or equal to 1.00 to 1.00.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)       1.0% of the principal amount of such Note; and

(2)       the excess, if any, of:

(a)       (i) the sum of the present values at such Redemption Date of (A) the redemption price of such Note at May 15, 2028 (such redemption price being set forth in the table appearing in Section 11.01), plus (B) all required remaining scheduled interest payments due on such Note through May 15, 2028, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such Redemption Date plus 50 basis points, minus (ii) accrued but unpaid interest to, but excluding, the Redemption Date over

(b)       the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium Deficit” has the meaning specified in Section 4.01(a) of this Indenture.

“Applicable Proceeds” has the meaning specified in Section 10.17(b) of this Indenture.

“ASO” means Academy Sports and Outdoors, Inc.

“Asset Sale” means:

(1)       the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)       the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under Section 10.11), whether in a single transaction or a series of related transactions, in each case, other than:

(a)       any disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment or other assets in the ordinary course of business or any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful, or economically practicable or commercially desirable to maintain, in the conduct of the business of the Issuer and its Subsidiaries;

(b)       the disposition of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in a manner permitted pursuant to Article Eight of this Indenture or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)       any disposition, issuance or sale in connection with the incurrence of any Permitted Lien or the making of any Restricted Payment that is permitted to be made, and is made, under Section 10.10 or any Permitted Investment;

(d)       any disposition of property or assets, or issuance or sale of Equity Interests of any Restricted Subsidiary, in any transaction or series of related transactions with an aggregate fair market value of less than the greater of (i) $70.0 million and (ii) 10.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period;

(e)       any disposition of property or assets, or issuance of securities by a Restricted Subsidiary, to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f)       to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business, which may be in connection with an Asset Sale;

(g)       the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business or consistent with past practice;

(h)       any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)       foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise) with respect to assets or the granting of Liens not prohibited by this Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

(j)       sales of accounts receivables, or participations therein and related assets pursuant to any Permitted Receivables Financing;

(k)       any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(l)       (1) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business or consistent with past practice, (2) the termination or collapse of cost sharing agreements with the Issuer or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Issuer (or any Parent Entity) or any Subsidiary or any of their successors or assigns;

(m)       the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with past practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(n)       the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice that is immaterial;

(o)       the unwinding of any Hedging Obligations or Cash Management Obligations;

(p)       sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q)       the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of the Issuer or the senior management thereof are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole or are no longer used or useful or economically practicable or commercially reasonable to maintain;

(r)       the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(s)       the disposition of any assets (including Equity Interests) (i) acquired after the Issue Date in a transaction permitted under this Indenture, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition permitted under this Indenture;

(t)       any disposition of property or assets of a Foreign Subsidiary the Net Proceeds of which the Issuer has determined in good faith that the repatriation of such Net Proceeds (i) is prohibited or subject to limitations under applicable law, orders, decrees or determinations of any arbitrator, court or Governmental Authority or (ii) would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation); provided that when the Issuer determines in good faith that repatriation of any of such Net Proceeds (i) is no longer prohibited or subject to limitations under such applicable law, orders, decrees or determinations of any arbitrator, court or Governmental Authority or (ii) would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such amount at such time shall be considered the Net Proceeds in respect of an Asset Sale;

(u)       any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Issuer or any Restricted Subsidiary, so long as the Issuer or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(v)       a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(w)       the lease, assignment, sub-lease, license or sub-license of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(x)       dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of such replacement property; and

(y)       the sales of property or assets for an aggregate fair market value not to exceed the greater of (i) $235.0 million and (ii) 35.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” has the meaning specified in Section 10.17(c) of this Indenture.

“Asset Sale Proceeds Application Period” has the meaning specified in Section 10.17(b) of this Indenture.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or, if such Person does not have such a board of directors (or similar body) and is owned or managed by a single entity, the board of directors (or similar body) of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors (or similar body). Unless the context otherwise requires, any references to the Board of the Issuer refer to the board of managers (or similar governing body) of Holdings or any committee thereof duly authorized to act on behalf of such board of managers (or similar governing body).

“Board Resolution” means a duly adopted resolution of the Board.

“Borrowing Base” has the meaning given to such term in the ABL Credit Agreement; provided that if the ABL Credit Agreement has been amended (including any amendment or restatement thereof), supplemented or otherwise modified as of any date (including pursuant to any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof), all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility (each of the foregoing, a “Replacement”)), and if pursuant to any such Replacement, the ABL Credit Agreement does not provide for revolving borrowings subject to a borrowing base definition customary for similarly situated domestic borrowers in the asset-based loan market at such time, then the definition of “Borrowing Base” hereunder shall be deemed to mean, as of any date, an amount equal to the sum of (a) 90% of the book value of all accounts receivable (including credit card receivables) and (b) 90% of the book value of all inventory, in each case, of the Issuer and its Restricted Subsidiaries.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means an obligation that is required to be accounted for as a financing lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing lease or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)          U.S. dollars;

(2)          (a)       Canadian dollars, euros, pounds sterling, yen, swiss francs or any national currency of any participating member state of the EMU; or

(b)       other currencies held by the Issuer and the Restricted Subsidiaries from time to time in the ordinary course of business;

(3)       securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any country that is a member state of the European Union or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with average maturities of 36 months or less from the date of acquisition;

(4)       certificates of deposit, time deposits and eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million (or the foreign currency equivalent thereof);

(5)       repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)       commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable and fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case with average maturities of 36 months or less after the date of creation thereof;

(7)       marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8)       investment funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9)       securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

(10)       readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(11)       Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(12)       Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(13)       in the case of Investments by any Foreign Subsidiary of the Issuer, Investments for short-term cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates;

(14)       solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case with average maturities of 36 months or less from the date of acquisition, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 36 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction;

(15)       Investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (2) through (14) of this definition; and

(16)       Credit Card Receivables.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition (other than Credit Card Receivables) will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, commercial credit cards, merchant credit card services, purchase or debit cards, including non-card-e-payable services, or electronic funds transfer services and similar arrangements, (3) any other demand deposit or operating account relationships or other cash management services and (4) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“CFC” shall mean a Subsidiary of Holdings that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a Domestic Subsidiary of Holdings substantially all of the assets of which consist of equity and/or indebtedness of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person, other than a Permitted Holder; or

(2)       the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any Parent Entity; provided that (x) so long as the Issuer is a Subsidiary of any Parent Entity, no “Person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Issuer unless such “Person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent Entity and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in the calculation of any Voting Stock of which any such “Person” is the “beneficial owner.”

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer or any Parent Entity owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of a Person (the “Subject Person”) held by a parent of such Subject Person unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent having a majority of the aggregate votes on the Board of such parent.

“Change of Control Offer” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Payment” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 10.16(a) of this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all properties and assets of the Issuer and the Guarantors now owned or hereafter acquired in which Liens have been granted, or are purported to, intended to or required to be granted, to the Notes Collateral Agent pursuant to any Security Document to secure any or all of the Notes Obligations, other than Excluded Assets and other than assets released from the Collateral.

“consolidated” or “Consolidated” means, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis, plus:

(1)       without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(a)       Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) bank and letter of credit fees and costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (k) thereof, and any non-cash interest expense, plus

(b)       provision for taxes based on income, profits, revenue or capital gains, including, federal, foreign and state income, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds), including any penalties and interest relating to such taxes or arising from any tax examinations, and any payments to a direct or indirect parent company pursuant to Section 10.10(b)(13) in respect of such taxes, plus

(c)       Consolidated Depreciation and Amortization Expense of such Person for such period, plus

(d)       any other non-cash charges, including any write offs, write downs, expenses, losses or items (provided, in each case, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(e)       the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary, plus

(f)       (i) [reserved] and (ii) the amount of payments made to option, phantom equity or profits interests holders of such Person or any of its Subsidiaries or Parent Entities in connection with, or as a result of, any distribution made to equity holders of such Person or its Parent Entities, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equity holders at the time of, and entitled to share in, such distribution, in each case, to the extent permitted under this Indenture (including expenses relating to distributions made to equity holders of such Person or any of its Parent Entities resulting from the application of FASB Accounting Standards Codification Topic 718— Compensation—Stock Compensation), plus

(g)       losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing, plus

(h)       cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (3) below for any previous period and not added back, plus

(i)       any costs or expense incurred by such Person or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of such Person or Net Proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock), plus

(j)       any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation— Retirement Benefits, and any other items of a similar nature, plus

(k)       costs of surety bonds incurred in such period in connection with financing activities, plus

(l)       with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(m)       the amount of any loss attributable to a new store, distribution center, facility or business until the date that is 24 months after the date of commencement of construction or the date of acquisition or launch thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of such Person and (B) losses attributable to such store, distribution center, facility or business after 24 months from the date of commencement of construction or the date of acquisition of such store, distribution center, facility or business, as the case may be, shall not be included in this clause (m), plus

(n)       increases in Consolidated EBITDA projected by such Person in good faith to result from acquisitions or transactions involving new or expanded services, facilities, lines of business or operations, in each case which have been consummated or are reasonably expected to be consummated pursuant to agreements or letters of intent that have been entered into with respect thereto, reflecting any projected increase in the businesses and services of such Person and its Restricted Subsidiaries and such acquired entity or business or new or expanded services, facilities, lines of business or operations, in each case attributable to the applicable transaction and that are reasonably identifiable and factually supportable, plus

(o)       charges, expenses, and other items described in (i) the calculations of Adjusted EBITDA as set forth in the Offering Memorandum and (ii) any quality of earnings report reasonably prepared in good faith by a nationally recognized accounting firm in connection with any Specified Event actually consummated by such Person or its Restricted Subsidiaries and delivered to the Trustee, plus

(p)       the aggregate amount of “run-rate” Consolidated EBITDA reasonably expected to be derived from contracted revenue under any contract in place as of the end of such period projected by such Person in good faith for the period of four consecutive fiscal quarters of such Person following the end of such period, as if such contracted revenue was applicable (calculated, if applicable, using the historical average derived from such contract over the immediately preceding three year period and without duplication of any Consolidated EBITDA actually reflected in such four consecutive fiscal quarter period) during the entire period, plus

(q)       any costs or expenses realized in connection with or resulting from stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, plus

(r)       pre-opening costs and expenses in connection with new retail locations and losses from any such new location during the first year after opening, plus

(s)       costs and expenses in connection with project ramp-ups that are reasonably identifiable and factually supportable (in the good faith determination of such Person), plus

(2)       without duplication, the amount of “ run rate” cost savings and revenue synergies, operating expense reductions, operating enhancements and other synergies related to the Refinancing Transactions or any Specified Event (as defined below) projected by such Person in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of such Person), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of such Person or any of its Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or such Person), (a) with respect to the Refinancing Transactions, on or prior to the date that is 24 months after the Issue Date (including actions initiated prior to the Issue Date) and (b) with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, New Project, Subsidiary designation, restructuring, cost saving initiative or other initiative (collectively, a “ Specified Event”), within 24 months of such Specified Event (which cost savings and revenue synergies, operating expense reductions, operating enhancements and other synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings and revenue synergies, operating expense reductions, operating enhancements and other synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (i) such cost savings are reasonably identifiable and factually supportable, (ii) no cost savings and revenue synergies, operating expense reductions, operating enhancements or other synergies shall be added pursuant to this clause (2) to the extent duplicative of any expenses or charges relating to such cost savings and revenue synergies, operating expense reductions , operating enhancements or other synergies that are included in clause (1) above (it being understood and agreed that “ run rate” shall mean the full recurring benefit that is associated with any action taken) and (iii) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to such Person or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Applicable Measurement Period, less

(3)       without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(a)       non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), and

(b)       the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary,

in each case, as determined on a consolidated basis for such Person and its Restricted Subsidiaries. For purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated EBITDA of the Issuer and the Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the first proviso to the first paragraph of such definition).

“Consolidated First Lien Debt Ratio” means, as of any Applicable Calculation Date, the ratio of (1) Consolidated Total First Lien Indebtedness of the Issuer and its Restricted Subsidiaries minus cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) the Issuer’s Consolidated EBITDA for the Applicable Measurement Period, in each case, with such pro forma adjustments to Consolidated Total First Lien Indebtedness, cash, Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the first proviso to the first paragraph of such definition); provided that, for purposes of the calculation of Consolidated First Lien Debt Ratio, in connection with (x) the incurrence of any Indebtedness pursuant to Section 10.11(b)(1) or (y) the incurrence of any Lien pursuant to clauses (12) or (34) of the definition of “Permitted Liens,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be, as being incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Issuer may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated First Lien Debt Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

“Consolidated Interest Expense” means cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (e) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (f) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Refinancing Transactions, (g) penalties and interest relating to taxes, (h) accretion or accrual of discounted liabilities not constituting Indebtedness, (i) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (j) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Refinancing Transactions, any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person for such period, determined on a consolidated basis, excluding (and excluding the effect of), without duplication,

(1)       extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or stores’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments),

(2)       at the election of the Issuer, with respect to any quarterly period, the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3)       Transaction Expenses,

(4)       the Net Income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(5)       any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges, losses or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805—Business Combinations and gains or losses associated with FASB Accounting Standards Codification Topic 460—Guarantees),

(6)       any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid),

(7)       accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Refinancing Transactions in accordance with GAAP, or changes as a result of the adoption or modification of accounting policies,

(8)       non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements or other rights to officers, directors, managers or employees,

(9)       any income (loss) attributable to deferred compensation plans or trusts,

(10)       any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(11)       any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(12)       any non-cash gain (loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Obligations for currency exchange risk and revaluations of intercompany balances and other balance sheet items),

(13)       any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(14)       any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities),

(15)       solely for the purpose of determining the amount available for Restricted Payments under Section 10.10(a)(2)(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than (A) any restriction that has been legally waived or released (or the Issuer reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release); (B) any restriction imposed pursuant to the Indenture, the Security Documents or the documents related to the Credit Facilities; and/or (C) any restriction that arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to Holders than the encumbrances and restrictions contained in the Indenture, the Security Documents or the documents related to the Credit Facilities (as determined by the Issuer in good faith); provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(16)       any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Refinancing Transactions, or the release of any valuation allowance related to such items,

(17)       any costs or expenses incurred during such period relating to environmental remediation, litigation or other disputes in respect of events and exposures that occurred prior to the Issue Date, and

(18)       costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company costs.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries), as a result of the Refinancing Transactions, any acquisition consummated prior to the Issue Date and any other acquisition (by merger, consolidation, amalgamation or otherwise) or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), due from liability or casualty events or business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition or transfer of any asset permitted under this Indenture.

“Consolidated Secured Debt Ratio” means, as of any Applicable Calculation Date, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by a Lien on Collateral minus cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) the Issuer’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness, cash, Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the first proviso to the first paragraph of such definition); provided that, for purposes of the calculation of the Consolidated Secured Debt Ratio, in connection with (x) the incurrence of any Indebtedness pursuant to Section 10.11(b)(1) or (y) the incurrence of any Lien pursuant to clause (12) or (34) of the definition of “Permitted Liens,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred or secured by such Lien, as the case may be, as being incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Issuer may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

“Consolidated Total Debt Ratio” means, as of any Applicable Calculation Date, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries minus cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) the Issuer’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness, cash, Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the first proviso to the first paragraph of such definition); provided that, for purposes of the calculation of Consolidated Total Debt Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 10.11(a) or Section 10.11(b)(14), the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred (or any commitment in respect thereof), as being incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (ii) the Issuer may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Total Debt Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

“Consolidated Total First Lien Indebtedness” means, as at any date of determination, the amount of Consolidated Total Indebtedness that is secured by Liens on Collateral on a first-priority basis as of such date.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Capitalized Lease Obligations and third-party debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, (A) all undrawn amounts under revolving credit facilities, (B) Hedging Obligations, and (C) performance bonds or any similar instruments) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the senior management of the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)       to advance or supply funds:

(a)       for the purchase or payment of any such primary obligation, or

(b)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Debt” has the meaning specified in Section 10.11(b)(12)(a) of this Indenture.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at U.S. Bank Trust Company, National Association, 1255 Corporate Drive, 6th Floor, Irving, Texas, 75038, or any other address as the Trustee may designate from time to time by notice to the holders and the Issuer, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business in relation to this Indenture shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 13.03 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 10.18(a) of this Indenture.

“Credit Card Receivables” means, as of any date of determination, the amount due from third-party financial institutions for credit and debt transactions that would, in conformity with GAAP, be set forth opposite the caption “cash equivalents” (or any like caption) on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries at such date.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 10.11) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders or investors.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 10.17.

“Designated Preferred Stock” means Preferred Stock of the Issuer, any Restricted Subsidiary or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 10.10(a)(2).

“Directing Holder” has the meaning specified in Section 6.02 of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’ termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of the Issuer (or the compensation committee thereof) shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Elected Amount” has the meaning specified in the definition of “Consolidated First Lien Debt Ratio.”

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of Capital Stock (x) of the Issuer or any Parent Entity (excluding Disqualified Stock) or (y) proceeds of which are contributed to the equity capital of the Issuer or any of its Restricted Subsidiaries, in each case, other than:

(1)       public offerings with respect to the Issuer’s or any of its Parent Entity’s common stock registered on Form S-8;

(2)       issuances to any Subsidiary of the Issuer; and

(3)       any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 10.17(c) of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the following:

(1)             (x) all leasehold interests in real property and (y) any parcel of real estate and the improvements thereto owned in fee by the Issuer or any Guarantor not constituting Mortgaged Property (but not any Collateral located thereon);

(2)             motor vehicles and other assets subject to certificates of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1) and Commercial Tort Claims with a claim value of less than the greater of (a) $70.0 million and (b) 10.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period;

(3)             those assets over which the granting of security interests in such assets would be prohibited by applicable law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any Governmental Authority (except to the extent such consent has been obtained) or would result in materially adverse tax consequences as reasonably determined by the Issuer in consultation with the Notes Collateral Agent;

(4)             margin stock and, to the extent requiring the consent of one or more third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person (other than Wholly-Owned Subsidiaries that are Restricted Subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction;

(5)             those assets as to which the Notes Collateral Agent and the Issuer reasonably determine in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the lenders and/or Holders of the security to be afforded thereby;

(6)             any intent-to-use trademark application filed in the United States Patent and Trademark Office prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(7)             any contract, lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement permitted under the Senior Credit Facilities and/or the Indenture, as the case may be, in each case, to the extent that a grant of a security interest therein would violate or invalidate such contract, lease, license or agreement or purchase money, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or a Guarantor after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition;

(8)             any property that is subject to a Lien permitted pursuant to clause (17) of the definition of “Permitted Liens” if the contract or other agreement in which such Lien is granted (or the documentation providing for Indebtedness subject to such Lien) prohibits the creation of any other Lien on such property or creates a right of termination in favor of any other party thereto (other than the Issuer or any Guarantor) as a result of the creation of any such Lien; and

(9)             Excluded Stock and Stock Equivalents;

provided further that proceeds and products from any and all of the foregoing that would constitute Excluded Assets shall also not be considered Collateral and proceeds and products from any and all of the foregoing that do not constitute Excluded Assets shall be considered Collateral.

Terms used in the definition of Excluded Assets above that are not defined in this Indenture are defined more particularly in the New York Uniform Commercial Code.

“Excluded Contribution” means net cash proceeds, the fair market value of marketable securities or the fair market value of Qualified Proceeds received by the Issuer from:

(1)       contributions to its common equity capital;

(2)       dividends, distributions, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries; and

(3)       the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions by the Issuer, which shall be excluded from the calculation set forth in Section 10.10(a)(2); provided that any such dividends, distributions, fees or other payments so designated pursuant to clause (2) of this definition shall be excluded from the definition of “Consolidated Net Income” for all purposes under this Indenture.

“Excluded Stock and Stock Equivalents” means (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Notes Collateral Agent and the Issuer (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Holders pursuant to this Indenture shall be excessive in view of the benefits to be obtained by the lenders therefrom, (ii) solely in the case of any pledge of Voting Stock and Stock Equivalents of any Foreign Subsidiary that is a CFC or any CFC Holding Company, any Voting Stock or Stock Equivalents entitled to vote of any class of such Foreign Subsidiary or any CFC Holding Company in excess of 66% of the total voting power of all Voting Stock or Stock Equivalents of such Foreign Subsidiary or CFC Holding Company (provided that, for the avoidance of doubt, such 66% limitation shall not apply to (x) Capital Stock other than Voting Stock or (y) Stock Equivalents that are not entitled to vote), (iii) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (iv) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (17) of the definition of Permitted Lien or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not wholly-owned by Holdings and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Notes Obligations is prohibited by any applicable contractual requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any contractual requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is the Issuer or a Guarantor or a Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings or any Subsidiary to obtain any such consent) and for so long as such contractual requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Notes Obligations would give any other party (other than the Issuer or a Guarantor or a Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (v) any Capital Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in materially adverse tax consequences to Holdings or any Subsidiary or any Parent Entity as reasonably determined by the Issuer in consultation with the Notes Collateral Agent, (vi) any Capital Stock or Stock Equivalents that are margin stock, and (vii) any Capital Stock and Stock Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, a special purpose vehicle or any special purpose entity.

Solely for the purpose of this definition, “Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable; “Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“fair market value” means, with respect to any Investment, asset, property or liability, the fair market value of such Investment, asset, property or liability as determined in good faith by the Board or the senior management of the Issuer.

“FATCA” has the meaning specified in Section 1.20 of this Indenture.

“First Lien Intercreditor Agreement” means an intercreditor agreement among holders of First Lien Obligations (or their representatives or agents) the terms of which are consistent with market terms (in the view of such holders) governing security arrangements for the priority and share of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“First Lien Obligations” means, collectively, (1) the ABL Obligations, (2) the Notes Obligations and (3) each series of Additional First Lien Obligations.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of Consolidated EBITDA of such Person for the Applicable Measurement Period to the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Sections 10.11(a) or 10.11(b)(14), the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred (or any commitment in respect thereof), as being incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (ii) the Issuer may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for subsequent calculations of the Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Issuer or any of its Restricted Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period. For the avoidance of doubt, in the event that a Subsidiary was previously designated as an Unrestricted Subsidiary but was redesignated as a Restricted Subsidiary during or subsequent to the Applicable Measurement Period and is a Restricted Subsidiary as of the Applicable Calculation Date, the computation referred to above shall be calculated on a pro forma basis assuming that such redesignation as a Restricted Subsidiary (and the change in any associated fixed charge obligations and any change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any Asset Sale or other disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction, in each case calculated in accordance with and permitted by clause (2) of the definition of “Consolidated EBITDA”). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(1)       Consolidated Interest Expense of such Person for such period,

(2)       all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period, and

(3)       all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“Funding Guarantor” has the meaning specified in Section 12.05 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Issuer or any Subsidiary at “fair value,” as defined therein and (b) the accounting for operating leases and financing or capital leases under U.S. GAAP as in effect on May 16, 2017 (including, without limitation, FASB Accounting Standards Codification Topic 840—Leases) shall apply for the purpose of determining compliance with the provisions of this Indenture, including the definition of “Capitalized Lease Obligation.” At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any standards, terms or measures used in a covenant under Article Ten as determined in good faith by the Issuer (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.

“Government Securities” means securities that are:

(1)       direct obligations of, or obligations guaranteed by, the United States for the timely payment of which its full faith and credit is pledged; or

(2)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means each Parent Guarantor and each Restricted Subsidiary of the Issuer that executes this Indenture as a Guarantor on the Issue Date and each other Restricted Subsidiary of the Issuer that thereafter guarantees the Notes in accordance with the terms of this Indenture, until, in each case, such Person is released from the guarantee of the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“Holdings” means (i) New Academy Holding Company, LLC or (ii) after the Issue Date, any other Person or Persons (“New Holdings”) that is a Subsidiary of Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Issuer (“Previous Holdings”); provided that (a) such New Holdings directly or indirectly through Intermediate Holdcos owns 100% of the Equity Interests of the Issuer, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under the Indenture, the notes, its Guarantee, the Intercreditor Agreements and applicable Security Documents pursuant to a supplemental indenture or other applicable documents or instruments, (c) all Capital Stock of the Issuer shall be pledged to secure the Notes Obligations and (d) (i) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (ii) such substitution does not result in any adverse tax consequences to any Holder (unless reimbursed hereunder) or to the Notes Collateral Agent (unless reimbursed hereunder); provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Indenture, the notes, its Guarantee, the Intercreditor Agreements and applicable Security Documents and any reference to “Holdings” therein shall be meant to refer to New Holdings.

“IFRS” means the international financial reporting standards and interpretations issued by the International Accounting Standards Board.

“incur” has the meaning specified in Section 10.11(a) of this Indenture.

“incurrence” has the meaning specified in Section 10.11(a) of this Indenture.

“Incurrence Clauses” has the meaning specified in Section 10.10(b) of this Indenture.

“Indebtedness” means, with respect to any Person, without duplication:

(1)       any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)       in respect of borrowed money;

(b)       evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)       representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 120 days after becoming due and payable; or

(d)       representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in clauses (a) through (d) (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that (1)(x) Indebtedness of any Parent Entity appearing on the balance sheet of the Issuer solely by reason of push-down accounting under GAAP and (y) Non-Capitalized Lease Obligations, straight-line leases and operating leases shall be excluded

(2)       to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)       to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any assets owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such assets at such date of determination and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) accrued expenses and royalties, (C) obligations under or in respect of operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations) and Permitted Receivables Financing or (D) asset retirement obligations and obligations in respect of performance bonds, reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the first recital of this Indenture.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, any First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Intermediate Holdcos” means Associated Investors L.L.C., Academy Managing Co., L.L.C. and any other Subsidiary of Holdings that is required to guarantee the notes under Section 10.15 of this Indenture.

“Investment Grade Rating” means a rating equal to or higher than (w) Baa3 (or the equivalent), with respect to Moody’s, (x) BBB- (or the equivalent) with respect to S&P, or (y) BBB- (or the equivalent), with respect to Fitch, or (z) an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)       securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)       debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3)       investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)       corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, moving, entertainment, travel and similar expenses and advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business or consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Issuer and its Restricted Subsidiaries, intercompany loans (including guarantees), advances or Indebtedness either (i) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arising from cash management, tax and/or accounting operations. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.10:

(1)       “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)       the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)       the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)       any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Issuer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means May 14, 2026.

“Issuer” means Academy, Ltd. and not any of its Parent Entities or Subsidiaries.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer thereof, and delivered to the Trustee.

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing both any ABL Obligations and Pari Passu Secured Obligations pursuant to the Junior Lien Intercreditor Agreement, granted by the Issuer or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Indebtedness.

“Junior Lien Indebtedness” means any Indebtedness (other than intercompany Indebtedness owing to Holdings or its Affiliates) of the Issuer or any Guarantor (including any Refinancing Indebtedness in respect thereof) that is secured by a Junior Lien pursuant to a Permitted Lien; provided that, in the case of any Indebtedness referred to in this definition:

(1)       such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the Stated Maturity of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2)       on or before the date on which the first such Indebtedness is incurred by the Issuer or any Guarantor, the Issuer shall deliver to each Pari Passu Notes Lien Representative and ABL Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with an Officer’s Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3)       on or before the date on which any such Indebtedness is incurred by the Issuer or any Guarantor, such Indebtedness is designated by the Issuer, in an Officer’s Certificate delivered to the Junior Lien Representative and each Pari Passu Notes Lien Representative and ABL Representative, as “Junior Lien Indebtedness” under this Indenture;

(4)       a Junior Lien Representative is designated with respect to such Indebtedness and executes and delivers the Junior Lien Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5)       all other requirements set forth in the Junior Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Indebtedness to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Junior Lien Indebtedness to the Lien on the Collateral of each of the holders of ABL Obligations and Pari Passu ABL Lien Indebtedness and the holders of the Pari Passu Secured Obligations and the terms of which are consistent with market terms (in the view of the ABL Collateral Agent and the Notes Collateral Agent or, if the ABL Collateral Agent or the Notes Collateral Agent has been replaced, as applicable, any other agent for the holders of ABL Obligations or Pari Passu Secured Obligations, respectively) governing security arrangements for the subordination and sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Junior Lien Obligations” means Junior Lien Indebtedness and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any series of Junior Lien Indebtedness, the trustee, agent or representative of the holders of such series of Junior Lien Indebtedness who is appointed as a representative of the Junior Lien Indebtedness (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Indebtedness, together with its successors and assigns in such capacity.

“Legal Defeasance” has the meaning specified in Section 13.02 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall a Non-Capitalized Lease Obligation be deemed to constitute a Lien.

“Limited Condition Transaction” means any transaction by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Management Investors” means the former, current or future officers, directors, employees and managers of the Issuer, any Restricted Subsidiary or any Parent Entity of the Issuer who are or become direct or indirect investors in the Issuer, any Parent Entity of the Issuer.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 10.10(b)(8) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Applicable Measurement Period ending on the last day of the most recent fiscal period for which financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Issuer and the Restricted Subsidiaries at such date or (ii) whose revenues during such Applicable Measurement Period were equal to or greater than 5.0% of the consolidated revenues of the Issuer and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Property” shall mean each parcel of real estate and the improvements thereto owned in fee by the Issuer and the Guarantors that are subject to the Liens of the Senior Credit Facilities, and each other owned parcel of real property and improvements thereto with respect to which a mortgage is granted pursuant to the Senior Credit Facilities.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock (other than Disqualified Stock) dividends.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) fees, out-of-pocket expenses and other direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law and brokerage and sales commissions and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (including transfer taxes, deed or mortgage recording taxes and estimated taxes payable in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness, Indebtedness of any Restricted Subsidiary or Indebtedness secured by a Lien on such assets and in each case required (other than pursuant to Section 10.17(b)(1)) to be paid as a result of such transaction, (4) the pro rata portion of Net Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Issuer and the Restricted Subsidiaries as a result thereof, (5) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (6) any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (7) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to the Issuer or any of its Restricted Subsidiaries and (8) the amount of any liabilities (other than Indebtedness in respect of the Senior Credit Facilities and the Notes) directly associated with such asset being sold and retained by the Issuer or any of its Restricted Subsidiaries.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Issuer or any Guarantor immediately prior to such date of determination.

“New Project” means (a) each facility or operating location which is a facility, location, store or office newly created or subject to a letter of intent or purchase agreement and reasonably expected to be acquired by the Issuer or its Subsidiaries, or an expansion, relocation or substantial modernization (including, without limitation, any projected increase in the management, training, administrative support and services ancillary or related thereto) of an existing facility, location, store or office owned by the Issuer or its Subsidiaries and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or such expansion (in one or a series of related transactions) of business into a new market.

“Non-Capitalized Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.

“Note Documents” means this Indenture, the Notes, the Guarantees and the Security Documents relating to the Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.02 of this Indenture.

“Noteholder Direction” has the meaning specified in Section 6.02 of this Indenture.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes; provided that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

“Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as the collateral agent for the Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Notes Obligations” means Obligations in respect of the Note Documents.

“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders and any agent or any subagent appointed by the Trustee or the Notes Collateral Agent pursuant to any Security Document.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, expenses, costs, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the Offering Memorandum dated May 4, 2026 relating to the offering of the Notes.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of the Issuer or any other Person, as the case may be, or in the event that the Issuer or such Person has no such officers, a person duly authorized under applicable law by the managers or members or a similar body to act on behalf of the Issuer or such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions); such legal counsel may be an employee of or counsel to the Issuer or the Trustee.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)       Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)       Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)       Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4)       Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership or a limited liability company), including any general partner, limited partner or managing member , of the Issuer.

“Parent Guarantors” means each of Holdings and the Intermediate Holdcos.

“Pari Passu ABL Lien Indebtedness” means any Indebtedness that is permitted to have Pari Passu Lien Priority relative to the ABL Obligations with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness shall have executed a joinder to the ABL Intercreditor Agreement in accordance with the terms thereof (or otherwise satisfactory to the ABL Collateral Agent and the Notes Collateral Agent).

“Pari Passu Indebtedness” has the meaning specified in Section 10.17(c) of this Indenture.

“Pari Passu Lien Priority” means relative to specified Indebtedness and other obligations having equal Lien priority to (i) the Notes and the Guarantees on the Collateral, (ii) a Term Loan Facility on the Collateral or (iii) the ABL Credit Agreement on the Collateral, as applicable.

“Pari Passu Notes Lien Indebtedness” means (i) any Additional Notes and (ii) any other Indebtedness that has a stated maturity date that is equal to or longer than the stated maturity date of the Notes and that is permitted to have Pari Passu Lien Priority relative to the Notes and the Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a First Lien Intercreditor Agreement (or otherwise satisfactory to the ABL Collateral Agent and the Notes Collateral Agent).

“Pari Passu Notes Lien Representative” means (i) the Notes Collateral Agent, in the case of this Indenture and the Notes, and (ii) in the case of any other series of Pari Passu Notes Lien Indebtedness, the trustee, agent or representative of the holders of such series of Pari Passu Notes Lien Indebtedness who is appointed as a representative of such series of Pari Passu Notes Lien Indebtedness (for purposes related to the administration of the applicable security documents related thereto) pursuant to this Indenture, credit agreement or other agreement governing such series of Pari Passu Notes Lien Indebtedness.

“Pari Passu Secured Obligations” means (i) all Obligations under this Indenture and the Notes and (ii) all Pari Passu Notes Lien Indebtedness.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Performance References” has the meaning set forth for such term in the definition of “Derivative Instrument.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.17.

“Permitted Holders” means (1)  the Management Investors, any Permitted Parent and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Management Investors, Permitted Parent and any Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of ASO having a majority of the aggregate votes on the Board of ASO held by such group and (2) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)             any Investment in the Issuer or any of its Restricted Subsidiaries (including guarantees of obligations of its Restricted Subsidiaries);

(2)             any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)             any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit, product line or line of business, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a)       such Person becomes a Restricted Subsidiary; or

(b)       such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or line of business) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;

(4)             any Investment in securities or other assets (including earn-outs) not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.17 or any other disposition of assets not constituting an Asset Sale;

(5)             any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)             any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)       in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)       in satisfaction of judgments against other Persons;

(c)       as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d)       received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes;

(7)             Hedging Obligations permitted under Section 10.11(b)(10);

(8)             any Investment (a) in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (a) $235.0 million and (b) 35.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at the time of such Investment (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) without duplication with clause (a), in an amount equal to the net cash proceeds from any sale or disposition of, or any distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (a) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(2); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9)             Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity or any Unrestricted Subsidiary; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 10.10(a)(2);

(10)          guarantees of Indebtedness permitted under the covenant described in Section 10.11, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under Section 10.12;

(11)          any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 10.13(b) (except transactions described in Section 10.13(b)(2), (5) and (9));

(12)          any Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)          additional Investments (a) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $340.0 million and (y) 50.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) without duplication with clause (a), in an amount equal to the net cash proceeds from any sale or disposition of, or any distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (a) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(2); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14)          Investments in Receivables Subsidiaries in the form of assets required in connection with a Permitted Receivables Financing (including the contribution or lending of Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Issuer or any Restricted Subsidiary or to otherwise fund required reserves);

(15)          loans and advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants not in excess of the greater of (x) $35.0 million and (y) 5.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period outstanding at any one time, in the aggregate;

(16)          loans and advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants for business-related travel expenses, moving or relocation expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice, or to fund such Person’s purchase of Equity Interests of the Issuer, any Restricted Subsidiary or any Parent Entity;

(17)          advances, loans or extensions of trade credit (including the creation of receivables) or prepayments to customers, suppliers, licensors, licensees or lessors or loans or advances made to distributors, and performance guarantees, in each case in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries;

(18)          Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(19)          repurchases of the Notes;

(20)          Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(21)          Investments in Unrestricted Subsidiaries (a) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $150.0 million and (y) 22.5% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) without duplication with clause (a), in an amount equal to the net cash proceeds from any sale or disposition of, or any distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (a) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(2); provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21);

(22)          Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;

(23)          Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business;

(24)          any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(25)          contributions to a “rabbi” trust for the benefit of employees, directors, managers, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer or any Restricted Subsidiary;

(26)          non-cash Investments in connection with tax planning and reorganization activities; and

(27)          any other Investment; provided that on a pro forma basis after giving effect to such Investment the Consolidated Total Debt Ratio would be equal to or less than 1.50 to 1.00.

“Permitted Liens” means, with respect to any Person:

(1)       Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or for property taxes on property the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(2)       Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s, architects’ or construction contractors’ Liens and other similar Liens that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(3)       Liens incurred or deposits made in the ordinary course of business or consistent with past practice (a) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (b) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to such Person or otherwise supporting the payment of items set forth in the foregoing clause (a);

(4)       Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stays, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent, performance and return of money bonds and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practice;

(5)       minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties and other similar charges or encumbrances in respect of real property which were not incurred in connection with Indebtedness and which do not in any case materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(6)       Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 5.01(5);

(7)       Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Issuer or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted under Section 10.11 and Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)       rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(9)       Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases or consignments entered into by the Issuer or any of its Restricted Subsidiaries or disposition of assets;

(10)       Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to Section 10.11(b)(1);

(11)       Liens existing on the Issue Date (other than Liens incurred in connection with the Senior Credit Facilities and pursuant to clauses (39) and (40) below);

(12)       Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(4), (12), (13), (14), (15), (18) and (19); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(4) extend only to the assets purchased with the proceeds of such Indebtedness, accessions to such assets and the proceeds and products thereof, and any lease of such assets (including accessions thereto) and the proceeds and the products thereof; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (b) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(14) shall only be permitted if such Liens (A) are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates or (B) after giving pro forma effect to the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 10.11(b)(14), either (x) in the case of Junior Lien Obligations, the Consolidated Secured Debt Ratio would be no greater than either (i) 2.25 to 1.00 or (ii) the Consolidated Secured Debt Ratio immediately prior to giving effect to such transaction and/or (y) in the case of First Lien Obligations, the Consolidated First Lien Debt Ratio would be no greater than either (i) 2.00 to 1.00 or (ii) the Consolidated First Lien Debt Ratio immediately prior to giving effect to such transaction; (c) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to Section 10.11(b)(13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets that secured the Indebtedness being refinanced or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under Section 10.11(b)(3) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing), (4) or (12) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing); (d) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(18) extend only to the assets of Restricted Subsidiaries that are incurring such Indebtedness; and (e) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(19) are solely on acquired property or extend only to the assets of the acquired entity, as the case may be, and the proceeds and products thereof;

(13)       leases, licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the business of the Issuer and its Restricted Subsidiaries, taken as a whole or (b) secure any Indebtedness;

(14)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)       Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(16)       Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.17, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(17)       Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary, in each case after the Issue Date; provided that (a) such Lien was not created in contemplation of such acquisition (by a merger, consolidation or amalgamation or otherwise) or such Person becoming a Subsidiary, (b) such Lien does not extend to or cover any other assets or property of the Issuer or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto and the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under this Indenture that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the Indebtedness secured thereby is permitted under Section 10.11;

(18)       any interest or title of a lessor under leases (including leases constituting Non-Capitalized Lease Obligations, but excluding leases constituting Capitalized Lease Obligations) entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(19)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(20)       Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (5) of the definition of “Cash Equivalents;”

(21)       Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22)       Liens that are contractual rights of setoff or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(23)       ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(24)       (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (b) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business or consistent with past practice;

(25)       Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted under this Indenture;

(26)       Liens on receivables and related assets incurred in connection with Permitted Receivables Financings;

(27)       receipt of progress payments and advances from customers in the ordinary course of business or consistent with past practice to the extent the same creates a Lien on the related inventory and proceeds thereof;

(28)       Liens securing Hedging Obligations and the costs thereof;

(29)       Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(30)       Liens in favor of the Issuer or any Guarantor or the Trustee or the Notes Collateral Agent;

(31)       Liens on vehicles or equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(32)       Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (11), (12), (16), (17), (34), (38) and (39) of this definition; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (11), (12), (16), (17), (34), (38) and (39) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (y) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement;

(33)       other Liens securing Indebtedness (including Capitalized Lease Obligations) in an aggregate principal amount not to exceed the greater of (x) $340.0 million and (y) 50.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at any one time outstanding, with the amount determined on the dates of incurrence of such obligations;

(34)       Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under Section 10.11; provided that, with respect to Liens securing Obligations permitted under this clause (34), at the time of incurrence of such Obligations and after giving pro forma effect thereto, (i) in the case of Junior Lien Obligations, the Consolidated Secured Debt Ratio would be no greater than 2.25 to 1.00 or (ii) in the case of First Lien Obligations, the Consolidated First Lien Debt Ratio shall be no greater than 2.00 to 1.00;

(35)       any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(36)       Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(37)       agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with past practice;

(38) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(39) Liens securing the Notes (other than any Additional Notes) and the related Guarantees;

(40) security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice;

(41) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(42) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Indenture; and

(43)       Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (34) above (giving pro forma effect to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (34) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means (a) any Parent Entity that at the time it became a Parent Entity of ASO was a Permitted Holder pursuant to clause (1) of the definition thereof and (b) any Public Company (or Wholly-Owned Subsidiary of such Public Company), except to the extent (and until such time as) any Person or group is deemed to be or becomes a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company (as determined in accordance with the provisions of the final paragraph of the definition of “Change of Control”). For the avoidance of doubt, “Permitted Parent” shall include ASO and its Wholly-Owned Subsidiaries (other than the Issuer and its Subsidiaries).

“Permitted Plan” means any employee benefits plan of the Issuer or any Parent Entity and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Receivables Financing” means, collectively, (i) with respect to receivables of the type constituting any term securitizations, receivables securitizations or other receivables financings (including any factoring program), in each case that are non-recourse to the Issuer and the Restricted Subsidiaries (except for any customary limited recourse that is applicable only to Subsidiaries of the Issuer that are not Guarantors, that is customary in the relevant local market, and reasonable extensions thereof) and (ii) with respect to receivables (including, without limitation, trade and lease receivables) not otherwise constituting term securitizations, other receivables securitizations or other similar financings (including any factoring program), in each case in an amount not to exceed 85% of the book value of all accounts receivable of the Issuer and its Restricted Subsidiaries as of any date and that are non-recourse to the Issuer and its Restricted Subsidiaries (except for any customary limited recourse that is applicable only to Subsidiaries of the Issuer that are not Guarantors, that is customary in the relevant local market; provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program under this clause (ii), the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Applicable Measurement Period).

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than the Issuer or a Restricted Subsidiary).

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, by and among the Issuer, the Guarantors and the Notes Collateral Agent for the benefit of the Notes Secured Parties, as the same may be amended from time to time.

“Position Representation” has the meaning specified in Section 6.02 of this Indenture.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency or liquidation proceeding whether or not allowed or allowable as a claim in any such insolvency or liquidation proceeding.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Protected Purchaser” has the meaning specified in Section 3.06 of this Indenture.

“Public Company” means any Person with a class or series of Voting Stock that is traded on the New York Stock Exchange, the NASDAQ or the London Stock Exchange.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuer or a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of the Notes, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Permitted Receivables Financing.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Redemption Date” has the meaning specified in Section 11.01 of this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“refinance” has the meaning specified in Section 10.11(b)(13) of this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 10.11(b)(13) of this Indenture.

“Refinancing Transactions” has the meaning specified in “Summary—Recent Developments” of the Offering Memorandum.

“Refunding Capital Stock” has the meaning specified in Section 10.10(b) of this Indenture.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Regulated Bank” means an approved commercial bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Person” has the meaning specified in Section 14.08(b) of this Indenture.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office customarily performing functions similar to those performed by an officer who has direct responsibility for the administration of this Indenture, or with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 10.10(a) of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retained Asset Sale Proceeds” means the Net Proceeds in respect of any Asset Sale not required to be applied to make a prepayment or to be reinvested under Section 10.17 of this Indenture.

“Reversion Date” has the meaning specified in Section 10.18(a) of this Indenture.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the notes.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency thereto.

“Second Change of Control Payment Date” has the meaning specified in Section 10.16(f) of this Indenture.

“Second Commitment” has the meaning specified in Section 10.17(b) of this Indenture.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, by and among the Issuer, the Guarantors and the Notes Collateral Agent for the benefit of the Notes Secured Parties, as the same may be amended from time to time.

“Security Documents” means the Intercreditor Agreements (including the ABL Intercreditor Agreement Joinder and each other joinder or other agreement (including other intercreditor agreements) pursuant to which holders of other Pari Passu Notes Lien Indebtedness become parties thereto), the Security Agreement, the Pledge Agreement and all security agreements, pledge agreements, mortgages, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor (including, without limitation, Uniform Commercial Code financing statements or equivalent statements in any other jurisdiction) creating (or purporting to create) a Lien upon Collateral in favor of the Notes Collateral Agent or other agent or representative of Pari Passu Notes Lien Indebtedness or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Intercreditor Agreements.

“Senior Credit Facilities” means the ABL Credit Agreement and any Term Loan Facility, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, exchange, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, exchange or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 10.11) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means:

(1)       all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or the Notes and related Guarantees (including Post-Petition Interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for Post-Petition Interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)       all (x) Hedging Obligations (and guarantees thereof) and (y) Cash Management Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any of its Affiliates (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3)       any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4)       all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)       any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)       any liability for federal, state, local or other taxes owed or owing by such Person;

(c)       any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)       any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e)       that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Purpose Entity” means a direct or indirect subsidiary of the Issuer, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Issuer and/or one or more Subsidiaries of the Issuer.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Specified Event” has the meaning specified in the definition of “Consolidated EBITDA.”

“Specified Transactions” has the meaning specified in the definition of “Applicable Calculation Date.”

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subject Lien” has the meaning specified in Section 10.12 of this Indenture.

“Subordinated Indebtedness” means, with respect to the Notes and the Guarantees:

(1)       any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)       any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person,

(1)       any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)       any partnership, joint venture, limited liability company or similar entity of which:

(a)       more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)       such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements.

“Successor Company” has the meaning specified in Section 8.01(a) of this Indenture.

“Successor Guarantor” has the meaning specified in Section 8.02 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 10.18(a) of this Indenture.

“Suspension Date” has the meaning specified in Section 10.18(a) of this Indenture.

“Suspension Period” has the meaning specified in Section 10.18(a) of this Indenture.

“Term Loan Facility” means any financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 10.11 of this Indenture) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Testing Party” has the meaning specified in the definition of “Applicable Calculation Date.”

“Total Assets” means, at any time, the total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Total Assets of the Issuer and the Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the first proviso to the first paragraph of such definition).

“Transaction Expenses” means any fees or expenses incurred or paid by a Parent Entity, the Issuer or any Subsidiary in connection with the Refinancing Transactions (including expenses in connection with hedging transactions related to the Senior Credit Facilities and any original issue discount or upfront fees), the Senior Credit Facilities and the transactions contemplated thereby.

“Transaction Test Date” has the meaning specified in the definition of “Applicable Calculation Date.”

“Transfer Agent” has the meaning specified in Section 3.02 of this Indenture.

“Treasury Capital Stock” has the meaning specified in Section 10.10(b) of this Indenture.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the applicable Redemption Date of the Notes (or, in connection with any satisfaction and discharge, two Business Days prior to the deposit with the trustee) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 15, 2028; provided, however, that if the period from such Redemption Date to May 15, 2028 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S Bank Trust Company, National Association until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1)       any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)       any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary; provided that (1) such designation complies with Section 10.10; and (2) immediately after giving effect to such designation, no Event of Default under clause (1), (2) or (6) of Section 5.01 shall have occurred and be continuing.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)       the Issuer could incur at least $1.00 of additional Indebtedness pursuant to either the Fixed Charge Coverage Ratio test or the Consolidated Total Debt Ratio test described under Section 10.11(a), or

(2)       (A) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, or (B) the Consolidated Total Debt Ratio would be equal to or less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Verification Covenant” has the meaning specified in Section 6.02 of this Indenture.

“Vice President”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)       the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)       the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.03.           Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the issuance, authentication and delivery of the Initial Notes on the Issue Date and the addition of a new Guarantor or parent guarantor, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.08(a)) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

The Trustee shall have no responsibility or liability with respect to any matters that would have been covered by the Opinions of Counsel that are not permitted by this Section.

Section 1.04.           Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05.           Acts of Holders.

(a)              Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)             The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)              The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)             If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06.           Notices, Etc., to Trustee, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (1) the Trustee or the Notes Collateral Agent by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing via facsimile, email in PDF format or mailed, first class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at U.S. Bank Trust Company, National Association, 1255 Corporate Drive, 6th Floor, Irving, Texas, 75038, Attention: Michael K. Herberger (email: michael.herberger@usbank.com), or (2) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing via email in PDF or mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to Academy, Ltd., 1800 North Mason Road, Katy, Texas, Attention: Chief Legal Officer (legal@academy.com), or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address shown above. Any Person may change its address by giving notice of such change as set forth herein. Any notice to the Trustee or the Notes Collateral Agent shall be effective upon actual receipt.

Section 1.07.           Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication (including posting or filing of information as contemplated by Section 10.09) shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing or transmitting; notices sent by overnight delivery service shall be deemed given when delivered; and notices given electronically shall be deemed given when sent. Notice given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository. Any notices required to be given to the holders of Notes that are in global form will be given to the Depository in accordance with its customary procedures therefor.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.08.           Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

Section 1.09.           Successors and Assigns. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.08 hereof.

Section 1.10.           Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.           Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.           Governing Law; Submission to Jurisdiction. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 1.13.           Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date or at the Stated Maturity or Maturity; provided, that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or Maturity, as the case may be.

Section 1.14.           No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or their parent entities shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture, the Intercreditor Agreements or any other Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 1.15.           [Reserved]

Section 1.16.           Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

Section 1.17.           USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 1.18.           Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND THE NOTES COLLATERAL AGENT AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

Section 1.19.           Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.20.           FATCA. In order to comply with Sections 1471 – 1474 of the Code, any current or future regulations or official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing, any similar law or regulations adopted pursuant to such an intergovernmental agreement or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) that a foreign financial institution, issuer, trustee, paying agent, or other party is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to use commercially reasonably efforts to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax-related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA for which the Trustee shall not have any liability. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

ARTICLE Two

NOTE FORMS

Section 2.01.           Form and Dating. Provisions relating to the Initial Notes are set forth in Annex I attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

Section 2.02.           Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer. The signature of any Officer on the Notes may be manual, electronic or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual, electronic or facsimile signature of an individual who was at any time the proper Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $500,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, specifying the principal amount and registered holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, specifying the principal amount of and registered holder of each Note, directing the Trustee to authenticate the Additional Notes and deliver the same to the Persons named in such Issuer Order and certifying that the issuance of such Additional Notes is in compliance with Section 10.11 of this Indenture and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Issuer as to such matters as it may reasonably require in connection with such authentication of Notes; provided that no Opinion of Counsel under Section 1.03 shall be required in connection with the authentication of the Initial Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer or any Guarantor, pursuant to Article Eight of this Indenture, shall be merged, consolidated or amalgamated with or into or wind up into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in case of the Issuer, or all or substantially all of the properties or assets of such Guarantor in case of a Guarantor, to any Person, and the successor Person (other than the Issuer or such Guarantor, as applicable) formed by or surviving any such merger, consolidation or amalgamation or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall have executed a supplemental indenture hereto pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

ARTICLE Three

THE NOTES

Section 3.01.           Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided that any Additional Notes issued under this Indenture are issued in accordance with Sections 2.02, 3.13 and 10.11 hereof, as part of the same series as the Initial Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be known and designated as the “5.875% Senior Secured Notes Due 2031” of the Issuer. The Stated Maturity of the principal of Notes shall be May 15, 2031, and the Notes shall bear interest at the rate of 5.875% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 15, 2026 and semi-annually thereafter in arrears on November 15 and May 15 of each year, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business (if applicable) on the November 1 and May 1 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the offices or agencies of the Issuer maintained for such purpose as set forth in Section 3.02, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders or by wire transfer; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 10.16. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 10.17.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of (and premium, if any) and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

Section 3.02.           Note Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain one or more Paying Agents for the Notes in New York. The Issuer hereby appoints the Trustee as the initial Paying Agent.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder upon the written request of such Holder.

The Issuer will also maintain a registrar (the “Note Registrar”) with offices in New York. The Issuer will also maintain a transfer agent (each, a “Transfer Agent”) in New York. The Issuer hereby appoints the Trustee as the initial Note Registrar and Transfer Agent. The Note Registrar and the Transfer Agent shall keep a register of the Notes and of their transfer and exchange (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein referred to as the “Note Register”) and will facilitate transfer of Notes on behalf of the Issuer. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Issuer may change the Paying Agents, the Note Registrars or the Transfer Agents without prior notice to the Holders. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Note Registrar” includes any co-registrars. For the avoidance of doubt, there shall only be one Note Register.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Issuer or any of its Affiliates may act as Paying Agent or Note Registrar.

The Issuer acknowledges that neither the Trustee nor any Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.

Section 3.03.           Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 3.04.           Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.05.           Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.02, 3.04, 9.06, 10.16, 10.17 or 11.09 not involving any transfer.

Section 3.06.           Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.           Payment of Interest; Interest Rights Preserved.

(a)              Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business (if applicable) on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (2) transfer to an account maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium on, if any, and interest on, all Notes in global form and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent; provided that for Notes not in global form, the Paying Agent shall have received from the Holders satisfactory wire transfer instructions at least ten calendar days prior to the related payment date and subject to surrender of the Note in the case of payments of principal and premium, if any.

(b)             Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)             the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment; such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)             the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)              Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08.           Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 3.09.           Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be cancelled by the Trustee in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be cancelled by the Trustee in accordance with its customary procedures. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

Section 3.10.           Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.           Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

Section 3.12.           CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use CUSIP, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP, ISINs and “Common Code” numbers applicable to the Notes.

Section 3.13.           Issuance of Additional Notes. The Issuer may, subject to Section 10.11 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”), except, if applicable, the initial Interest Payment Date and the initial interest accrual date. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided, that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

ARTICLE Four

SATISFACTION AND DISCHARGE

Section 4.01.           Satisfaction and Discharge of Indenture.

(a)              This Indenture and the Security Documents shall be discharged and shall cease to be of further effect as to all Notes, the Guarantees and the Liens on the Collateral securing the Notes and the Guarantees will be released, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when either:

(1)             all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(2)       (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the Maturity or Redemption Date, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(B)       no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C)       the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)       the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at the Maturity or the Redemption Date, as the case may be.

(b)             In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (2)(A), (B), (C) and (D) above.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.           Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money or Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to this Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. The Trustee shall also deliver to the Issuer from time to time upon Issuer Request any money or Government Securities held by it which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Satisfaction and Discharge, as applicable, in accordance with Article Four.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE Five

REMEDIES

Section 5.01.     Events of Default. “Event of Default”, wherever used herein, means any one of the following events:

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)           default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)           failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the then Outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) or (2) above) contained in this Indenture or the Notes; provided that in the case of a failure to comply with Section 10.09, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given; provided, further, that no such notice may be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice;

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries (other than Indebtedness owed to the Issuer or a Restricted Subsidiary or any Permitted Receivables Financing), whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)            such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(B)            the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, in excess of the greater of (x) $115.0 million and (y) 17.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period (or its foreign currency equivalent) at any one time outstanding;

(5)             failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of the greater of (x) $115.0 million and (y) 17.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)             any of the following events with respect to the Issuer or any Significant Subsidiary:

(A)            the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)              commences proceedings to be adjudicated bankrupt or insolvent;

(b)             consents to the entry of an order for relief against it in an involuntary case;

(c)              consents to the appointment of a custodian of it or for all or substantially all of its property;

(d)             takes any comparable action under any foreign laws relating to insolvency; or

(B)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)              is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(b)             appoints a custodian of the Issuer or any Significant Subsidiary or for all or substantially all of its property; or

(c)              orders the winding up or liquidation of the Issuer or any Significant Subsidiary; and

(d)             the order or decree remains unstayed and in effect for 60 days; or

(7)             the Guarantee of any Parent Guarantor or any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force and effect (except as contemplated by the terms of this Indenture) or be declared null and void or any responsible officer of any Parent Guarantor or any Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(8)             (i) any Security Document ceases to be in full force and effect or is declared null and void, (ii) the Liens created by the Security Documents shall at any time not constitute a valid and perfected first-priority Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document or this Indenture, (B) the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Notes Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents and (iii) the Issuer, any Parent Guarantor or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable; provided, that if a failure of the sort described in this clause (8) is susceptible of cure (including with respect to any loss of Lien priority on material portions of the Collateral), no Event of Default shall arise under this clause (8) with respect thereto until, and in each case of clauses (i) and (ii), any such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the then Outstanding Notes issued under this Indenture.

Section 5.02.           Acceleration of Maturity: Rescission and Annulment.

(a)              If any Event of Default (other than an Event of Default specified in Section 5.01(6) above with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee by notice to the Issuer or the Holders of at least 30% in aggregate principal amount of the Outstanding Notes by notice to the Issuer and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately.

(b)             Upon the effectiveness of a declaration under 5.02(a), such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 5.01(6) with respect to the Issuer, all Outstanding Notes will become due and payable without further action or notice. The Trustee shall have no obligation to accelerate the Notes if in the reasonable judgment of the Trustee acceleration is not in the best interest of the Holders.

(c)              Notwithstanding Section 5.13, in the event of any Event of Default specified in Section 5.01(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)             the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)             the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)             the default that is the basis for such Event of Default has been cured.

Section 5.03.           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(1)             default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)             default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

Section 5.04.           Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)             to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)             to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

Section 5.05.           Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.06.           Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee or Notes Collateral Agent (including any predecessor Trustee or Notes Collateral Agent) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee or Notes Collateral Agent have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

Section 5.07.           Limitation on Suits. Subject to the Intercreditor Agreements, except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes unless:

(1)             such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 30% in aggregate principal amount of the total Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)            Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(4)             the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)             Holders of a majority in principal amount of the total Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.08.           Right of Holders to Bring Suit for Payment. Subject to Sections 10.16 and 10.17, the right of any Holder of any Outstanding Note to bring suit for the enforcement of any payment of principal of, premium, if any, and interest on such Note, on or after the respective Maturity expressed in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), shall not be impaired or affected without the consent of such Holder.

Section 5.09.           Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.           Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.           Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.           Control by Holders. Subject to the Intercreditor Agreements and certain other restrictions in this Indenture, the Holders of a majority in principal amount of the total Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.           Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except (1) a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof or in any Guarantee which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected which shall require the consent of all Holders of the Notes) and rescind any acceleration and its consequences with respect to the Notes; provided such rescission would not conflict with any judgment of a court of competent jurisdiction; provided, further, the Trustee and the Notes Collateral Agent have been paid any amounts incurred by them in connection with such Event of Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.14.           Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE Six

THE TRUSTEE

Section 6.01.           Duties of the Trustee.

(a)              Except during the continuance of an Event of Default,

(1)             the Trustee and the Notes Collateral Agent undertake to perform such respective duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Notes Collateral Agent; and

(2)             in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof including the accuracy of any mathematical calculations.

(b)             If an Event of Default has occurred and is continuing of which a Responsible Officer has actual knowledge or of which written notice of such Event of Default shall have been given to a Responsible Officer by the Issuer, any other obligor of the Notes or by Holders of at least 30% of the aggregate principal amount of the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)              No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)             this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(2)             the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3)             the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent, or exercising any trust or power conferred upon the Trustee or the Notes Collateral Agent, under this Indenture; and

(4)             No provision of this Indenture shall require the Trustee or the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)             Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.           Notice of Defaults. If a Default or Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has received written notice, the Trustee shall transmit to the Holders notice of such Default or Event of Default hereunder known to the Trustee within 90 days after receipt of such written notice by the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation substantially in the form of Exhibit C hereto from each such Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is the Depository or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of such Notes in lieu of the Depository or its nominee.

If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe that a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of the Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default with respect to the Notes shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction with respect to the Notes delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraph.

For the avoidance of doubt, notwithstanding this Section 6.02, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise; and will be fully protected for any actions taken (or not taken) pursuant to such Noteholder Direction under this Indenture even if such Holder’s holdings are later disregarded because of a breach of, or failure to comply with, the Position Representation or Verification Covenant. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

Section 6.03.           Certain Rights of Trustee.

(1)             the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)             any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee;

(3)             whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel;

(4)             the Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer has received written notice of such fact, Default or Event of Default or (ii) written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer from the Issuer, any other obligor of the Notes or from Holders of at least 30% of the aggregate principal amount of the Notes and references this Indenture and the Notes. Delivery of any reports to the Trustee pursuant to Section 10.09 shall not constitute knowledge of, or notice to, the Trustee of the information contained therein;

(5)             the Trustee may consult with counsel, accountants, bankers or other relevant experts of its own selection and the advice of such counsel, accountants, bankers or other relevant expert or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel;

(6)             the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(7)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8)             the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or any other Note Document (including the Intercreditor Agreements) either directly or by or through agents, subagents, nominees, collateral trustees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, subagent, nominee, collateral trustees or attorney appointed with due care by it hereunder;

(9)             the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10)          the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent (even if such rights, privileges, protections, immunities and benefits are not set forth in Article Fourteen); provided however, that during the continuance of an Event of Default, only the Trustee, and not any Agent, shall be subject to the prudent person standard.

(11)          the Trustee may request that the Issuer deliver an incumbency certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which such incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12)          the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(13)          in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemic, epidemic, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances;

(14)          the permissive rights, powers and authorizations of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(15)          If at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it reasonably determines necessary, after consulting with counsel, and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; and

(16)          The Trustee shall not be liable for any indirect, special, punitive, incidental or consequential damages (including, but not limited to, lost profits) whatsoever, even if they have been informed of the likelihood thereof and regardless of the form of action.

Section 6.04.           Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein, the Guarantees, the Security Documents, and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Agent assumes responsibility for their correctness. Neither the Trustee nor any Agent makes representations as to the validity or sufficiency of this Indenture, the Guarantees, the Security Documents, or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof or the Offering Memorandum or any other documents used in connection with the sale or distribution of the Notes.

Section 6.05.           May Hold Notes. The Trustee, the Notes Collateral Agent, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, the Notes Collateral Agent, Paying Agent, Note Registrar or such other agent; provided, that, if it acquires any conflicting interest (as such term is defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign as Trustee.

Section 6.06.           Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07.           Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally, agree:

(1)             to pay to the Trustee and the Notes Collateral Agent from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee or Notes Collateral Agent for all services rendered hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)             to reimburse the Trustee and the Notes Collateral Agent upon request for all reasonable expenses, disbursements and advances incurred or made by them in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of agents and counsel but excluding, for the avoidance of doubt, other experts engaged by the Trustee without the Issuer’s prior written consent (such consent not to be unreasonably withheld)), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct; and

(3)             to indemnify the Trustee and Notes Collateral Agent and any predecessor Trustee or Notes Collateral Agent for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without gross negligence, bad faith or willful misconduct on the part of the Trustee or Notes Collateral Agent, arising out of or in connection with the acceptance or administration of this trust or the Collateral, including the reasonable costs and expenses of defending the Trustee or Notes Collateral Agent against any claim regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable costs and expenses of enforcing this Indenture, including the indemnifications provided herein, the Security Documents, or a Guarantee against the Issuer or a Guarantor (including this Section 6.07).

The obligations of the Issuer and the Guarantors under this Section 6.07 to compensate the Trustee and Notes Collateral Agent, to pay or reimburse the Trustee and Notes Collateral Agent for expenses, disbursements and advances and to indemnify and hold harmless the Trustee and Notes Collateral Agent shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee or Notes Collateral Agent, as applicable. As security for the performance of such obligations of the Issuer, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder as permitted by this Indenture; provided, however, that the negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other successor Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee or Notes Collateral Agent, as applicable.

Section 6.08.           Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 6.09.           Resignation and Removal; Appointment of Successor.

(a)              No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)             The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)              The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)             If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)              the Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10.           Acceptance of Appointment by Successor.

(a)              Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien, if any, provided for in Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)             No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article Six.

Section 6.11.           Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that, the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.12.           Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more agents (each an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an authorized signatory of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section 6.12, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

Date:	By:
as Authenticating Agent

By:
Authorized Signatory

Section 6.13.           Security Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute, deliver and perform all of its express duties provided for in the ABL Intercreditor Agreement Joinder, the Security Agreement, the Pledge Agreement and each other Security Document, including any Security Documents executed and delivered after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose, and agrees that whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the ABL Intercreditor Agreement, the Security Agreement, the Pledge Agreement or any other Security Documents, the Trustee and the Notes Collateral Agent shall have all of the rights, privileges, protections, immunities, indemnities, benefits and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE Seven

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.01.           Issuer to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(1)       semiannually, not more than ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)       at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

Section 7.02.           Reports by Trustee.

To the extent this Indenture becomes subject to the Trust Indenture Act, within 60 days after December 31 of each year commencing with December 31, 2020, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuer at the address specified in Section 1.06), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such December 31 that complies with TIA Section 313(a), if so required by that Section. The Trustee also shall comply with TIA Section 313(b). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and any delisting thereof.

ARTICLE Eight

MERGER, CONSOLIDATION, AMALGAMATION OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS

Section 8.01.           Issuer May Consolidate, Etc., Only on Certain Terms.

(a)              The Issuer shall not merge, consolidate or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)             the Issuer is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof or the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)             the Successor Company, if other than the Issuer, expressly assumes all the Obligations of the Issuer under this Indenture and the Notes, in each case, pursuant to supplemental indentures, joinders to the Security Documents and the ABL Intercreditor Agreement or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)             immediately after such transaction, no Event of Default exists;

(4)             immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)            the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of Section 10.11(a),

(B)            the Fixed Charge Coverage Ratio for the Issuer (or the Successor Company, as applicable) and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries for the Applicable Measurement Period immediately prior to such transaction, or

(C)            the Consolidated Total Debt Ratio for the Issuer (or the Successor Company, as applicable) and its Restricted Subsidiaries (x) is equal to or less than the Consolidated Total Debt Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction, or (y) is equal to or less than 2.25 to 1.00;

(5)           the Issuer or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures or other documents or instruments, if any, comply with this Indenture; and

(6)           to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents.

(b)             The Successor Company will succeed to, and be substituted for the Issuer under this Indenture, the Notes, the ABL Intercreditor Agreement and the other Security Documents, and the Issuer shall automatically be released and discharged from its obligations under this Indenture, the Notes, the ABL Intercreditor Agreement and the other Security Documents. Notwithstanding Section 8.01(a)(3) and (4),

(1)           any Restricted Subsidiary may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Restricted Subsidiary; and

(2)           the Issuer may merge, consolidate or amalgamate with or into an Affiliate of the Issuer, solely for the purpose of reincorporating the Issuer in the United States, any state thereof or the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Section 8.02.           Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Section 12.08 and the Security Documents governing release of a Guarantee upon the sale, disposition or transfer of the Capital Stock of a Subsidiary of the Issuer that is a Guarantor, no such Guarantor shall, and the Issuer shall not permit any such Guarantor that is a Subsidiary of the Issuer to, merge, consolidate or amalgamate with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)          (A)           such Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B)          the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures, joinders to Security Documents, the ABL Intercreditor Agreement or other documents or instruments;

(C)          except in the case of a merger, consolidation or amalgamation entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after such transaction, no Event of Default exists; and

(D)          to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Successor Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; or

(2)           the transaction is not prohibited by Section 10.17.

Subject to Section 12.08, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture, the ABL Intercreditor Agreement and the other Security Documents and such Guarantor’s Guarantee and such Guarantor shall automatically be released and discharged from its obligations under this Indenture, the ABL Intercreditor Agreement and the other Security Documents and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary of the Issuer that is a Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor (other than a Parent Guarantor) or the Issuer, (ii) merge, consolidate or amalgamate with or into an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (iii) convert into a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or a jurisdiction in the United States, or (iv) liquidate or dissolve or change its legal form if the Board of the Issuer or the senior management of the Issuer determines in good faith that such action is in the best interests of the Issuer and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in this Section 8.02.

Section 8.03.           Successor Substituted. Upon any merger, consolidation or amalgamation or any sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, transfer, lease, conveyance or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

Section 9.01.           Amendments or Supplements Without Consent of Holders. The Issuer, any Guarantor (with respect to its Guarantee or this Indenture, the ABL Intercreditor Agreement or any other Security Document to which it is a party) and the Trustee and the Notes Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, the Notes, any Guarantee, the ABL Intercreditor Agreement or any other Security Document without the consent of any Holder, for any of the following purposes:

(1)            to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)            to provide for uncertificated Notes of such series in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)            to comply with Article Eight of this Indenture;

(4)            to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders pursuant to the terms of this Indenture;

(5)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(6)            to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)            to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(8)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;

(9)            to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, a successor Paying Agent or a successor Notes Collateral Agent thereunder pursuant to the requirements hereof;

(10)          to add a Guarantor, a guarantee of a Parent Entity or a co-obligor of the Notes under this Indenture, the ABL Intercreditor Agreement and/or the other Security Documents;

(11)          to comply with the rules of any applicable securities depositary;

(12)          to conform the text of this Indenture, the Guarantees, the Notes, the ABL Intercreditor Agreement or the other Security Documents to any provision of the “Description of Notes” of the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes, the ABL Intercreditor Agreement or the other Security Documents;

(13)          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14)          to add Collateral with respect to the Notes and/or the related Guarantees;

(15)          to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(16)          to make any amendment to the provisions of this Indenture, the Guarantees and/or the Notes to eliminate the effect of any Accounting Change or in the application thereof as described in the last paragraph of the definition of “GAAP”;

(17)          to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the ABL Intercreditor Agreement, taken as a whole, or any joinder thereto;

(18)          with respect to the Security Documents and the ABL Intercreditor Agreement, as provided in the relevant Security Document and the ABL Intercreditor Agreement; and

(19)          to enter into any other intercreditor agreement to the extent contemplated hereby and with such changes as contemplated above or any joinder thereto.

For avoidance of doubt, the Issuer need not be a party to any supplemental indenture entered into pursuant to Section 10.15 or 12.03. Further, for avoidance of doubt, the Trustee and the Notes Collateral Agent need not be a party to any supplemental indenture entered into pursuant to Section 9.01(10).

Section 9.02.           Amendments, Supplements or Waivers with Consent of Holders.

(a)            With the consent of the Holders of at least a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, any Guarantor (with respect to its Guarantee or this Indenture, the ABL Intercreditor Agreement or any other Security Document to which it is a party) and the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, any Guarantee, the ABL Intercreditor Agreement and the other Security Documents for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Holders hereunder or thereunder, and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, any Guarantee, the ABL Intercreditor Agreement or any other Security Document may be waived with the consent of the Holders of at least a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that, without the consent of each affected Holder, no such amendment, supplement or waiver shall, with respect to any Notes held by a non-consenting Holder:

(1)            reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the Stated Maturity of any such Note or reduce the premium payable upon the redemption of such Notes or change the time at which such Notes may be redeemed pursuant to Section 11.01; provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes;

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)            make any Note payable in money other than that stated therein;

(6)            make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)            make any change in these amendment and waiver provisions;

(8)            amend the contractual right of any Holder expressly set forth in this Indenture and the Notes to institute suit for the enforcement of any payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor;

(9)            make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)         except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner materially adverse to the Holders.

(b)           It shall not be necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then Outstanding, no amendment or waiver may (A) make any change in the ABL Intercreditor Agreement, any other Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure such Notes Obligations or (B) change or alter the priority of the Liens securing the Notes Obligations in any material portion of the Collateral in any way adverse to the Holders of such Notes in any material respect, other than, in each case, as provided under the terms of the ABL Intercreditor Agreement or any other Security Document.

Section 9.03.           Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, in addition to any documents required by Section 1.03, an Officer’s Certificate and (other than in the case of an amendment or supplement for the purpose of adding a Guarantor or a parent guarantor under this Indenture in accordance with Section 9.01(10)) Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and qualifications, and complies with the provisions hereof. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall have no responsibility or liability with respect to any matters that would have been covered by the Opinions of Counsel that are not permitted by this Section.

Section 9.04.           Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.           [Reserved].

Section 9.06.           Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.07.           Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture.

ARTICLE Ten

COVENANTS

Section 10.01.        Payment of Principal, Premium, if any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 10.02.        Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in The City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03.        Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 10.01, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent agrees:

(1)           that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(2)           that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(3)           that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (2) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.04.        Organizational Existence. Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and that of each Restricted Subsidiary and the rights and franchises of the Issuer and each Restricted Subsidiary to conduct business; provided, that the Issuer shall not be required to preserve any such right or franchise if the Board of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Restricted Subsidiaries will be permitted to change their organizational form.

Section 10.05.        Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP and (ii) to the extent the failure to pay any such taxes would not reasonably be expected to result in a material adverse effect.

Section 10.06.        [Reserved].

Section 10.07.        [Reserved].

Section 10.08.        Statement by Officer as to Default.

(a)           The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee by registered or certified mail or electronic transmission an Officer’s Certificate specifying such event, notice or other action and the steps to cure such Default within 30 days of becoming aware of such Default.

Section 10.09.        Reports and Other Information.

(a)           So long as any Notes are outstanding following the Issue Date, Issuer shall furnish to the Holders:

(1)           (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Issuer, if the Issuer were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (y) with respect to the annual and quarterly information, a presentation of EBITDA and Adjusted EBITDA of the Issuer substantially consistent with the presentation thereof in the Offering Memorandum and derived from such financial information, and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2)           within ten Business Days after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) (only with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K promulgated by the SEC) as in effect on the Issue Date if the Issuer were required to file such reports;

provided, however, that (i) in no event shall such financial statements, information or reports be required to comply with (w) Rule 3-10 of Regulation S-X promulgated by the SEC (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the SEC), (x) Rule 3-09 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-09), (y) Rule 3-16 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-16) or (z) any requirement to otherwise include any schedules or separate financial statements of any of Subsidiaries of the Issuer or any Parent Entity, Affiliates or equity method investees, (ii) in no event shall such financial statements, information or reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (iii) no such financial statements, information or reports referenced under clause (2) above shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole, (iv) in no event shall such financial statements, information or reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to information or reports provided under clause (2) above and (v) in no event shall information or reports referenced in clause (2) above be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available and, in any case with respect to pro forma financial statements, to include only pro forma revenues, Consolidated EBITDA and capital expenditures in lieu thereof.

(b)           All such annual information and reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly information and reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate.

(c)           At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the quarterly and annual financial information required by Section 10.09(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Issuer and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

(d)           The Issuer shall make available such information and such reports (as well as the details regarding the conference call described below) to any Holder and, upon request, to any beneficial owner of the Notes, in each case by posting such information on its website, on the website of the SEC, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any Holder, any bona fide prospective investor in the Notes (as determined in the Issuer’s sole discretion and which prospective investors shall, in any event, be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons that certify their status as such to the reasonable satisfaction of the Issuer), any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential or accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such Holder, bona fide prospective investor, securities analyst or market maker; provided, further, however, that the Issuer may deny access to any competitively-sensitive information otherwise to be provided pursuant to this paragraph to any such Holder, prospective investor, security analyst or market maker that is a competitor of the Issuer and its Subsidiaries to the extent that the Issuer determines in good faith that the provision of such information to such Person would be competitively harmful to the Issuer and its Subsidiaries; and provided, further, that such Holders, prospective investors, security analysts or market makers shall agree to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein). The Issuer (or a Parent Entity) shall hold a quarterly conference call for all Holders and securities analysts (to the extent providing analysis of investment in the Notes) to discuss such financial information (including a customary Q&A session) no later than ten Business Days after distribution of such financial information (which conference call, for the avoidance of doubt, may be held prior to such time that the annual or quarterly financial statements required by Section 10.09(a) for such reporting period are furnished to Holders), which call may be the same as any call for the Issuer’s or any Parent Entity’s equity holders.

(e)           The Issuer shall provide S&P and Moody’s (and their respective successors) with information on a periodic basis as S&P or Moody’s, as the case may be, shall reasonably require in order to maintain public ratings of the Notes. In addition, to the extent not satisfied by the foregoing, the Issuer shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(f)            The Issuer may satisfy its obligations under this Section 10.09 with respect to the financial information relating to the Issuer by furnishing financial and other information relating to any Parent Entity instead of the Issuer; provided that to the extent such Parent Entity holds assets (other than its direct or indirect interest in the Issuer) that exceeds the lesser of (i) 1% of consolidated revenues of such Parent Entity and (ii) 1% of the total consolidated revenue for the preceding fiscal year of such Parent Entity, then such information related to such Parent Entity shall be accompanied by summary financial information, which may be unaudited and/or in narrative form, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.

(g)          The Issuer shall be deemed to have furnished the financial statements and other information referred to in Section 10.09(a)(1) and (2)  if the Issuer or any Parent Entity has filed reports containing such information (or any such information of a Parent Entity in accordance with Section 10.09(f)) with the SEC.

(h)           To the extent any information is not provided within the time periods specified in this Section 10.09 and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(i)            To the extent the Issuer delivers such reports, information and documents to the Trustee, such delivery shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Trustee shall have no liability or responsibility for the filing, content or timeliness of any report issued under this Indenture.

Section 10.10.        Limitation on Restricted Payments.

(a)            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)            declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A)              dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(B)               dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II)          purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, amalgamation or consolidation, in each case held by a Person other than the Issuer or a Restricted Subsidiary;

(III)         make any principal payment on, or redeem, repurchase, defease, discharge or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Guarantor that is a Subsidiary of the Issuer, other than:

(A)              Indebtedness permitted to be incurred or issued under clauses (7), (8) or (9) of Section 10.11(b); or

(B)               the redemption, defeasance, purchase, repurchase, discharge or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of redemption, defeasance, purchase, repurchase, discharge or acquisition; or

(IV)         make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)           in the case of a Restricted Payment other than a Restricted Investment, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided that the foregoing condition shall not apply to amounts attributable to clauses (2)(b), (2)(c), (2)(f) and (2)(g) under this Section 10.10(a);

(2)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding all Restricted Payments permitted by Section 10.10(b)), is less than the sum of (without duplication):

(a)             100% of the aggregate Consolidated EBITDA of the Issuer for the period (taken as one accounting period) from August 2, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated EBITDA for such period is a deficit, minus 100% of such deficit, minus the product of 1.5 times the Issuer’s aggregate Fixed Charges of such period (taken as one accounting period); plus

(b)             100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer and its Restricted Subsidiaries since the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 10.11(b)(12)(a)) from the issue or sale of:

(i)            (A)           Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)             Equity Interests to any future, current or former employees, directors, managers or consultants of the Issuer, its Subsidiaries or any Parent Entity after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4); and

(y)            Designated Preferred Stock; and

(B)            Equity Interests of Parent Entities, to the extent such net cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4)); or

(ii)           Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests (other than Disqualified Stock) of the Issuer or a Parent Entity;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock (or debt securities that have been converted or exchanged into Disqualified Stock) or (Z) Excluded Contributions; plus

(c)             100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer or a Restricted Subsidiary (including the aggregate principal amount of any Pari Passu Indebtedness of the Issuer or a Restricted Subsidiary contributed to the Issuer or a Restricted Subsidiary for cancellation (limited, in the case of such Pari Passu Indebtedness, to the lesser of par and the actual purchase price paid in cash to repurchase such Indebtedness)) or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation or merger following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 10.11(b)(12)(a), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d)             100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(i)            the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investment from, Permitted Investments made pursuant to clauses (8) and (13) of the definition thereof (without duplication of amounts permitted to be incurred thereunder) and Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of, or cash distributions or cash interest received in respect thereof, such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments made by the Issuer or its Restricted Subsidiaries, in each case, after the Issue Date; or

(ii)           the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date; plus

(e)             in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the net assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent such Investment constituted a Permitted Investment; plus

(f)             the greater of (x) $205.0 million and (y) 30.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period; plus

(g)             the amount of any Declined Proceeds and any Retained Asset Sale Proceeds.

(b)           The foregoing provisions shall not prohibit:

(1)          the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);

(2)          (A)               the prepayment, redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any Parent Entity, in exchange for, or in an amount equal to or less than the proceeds of a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Issuer or any Parent Entity to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) made within 120 days of such sale or issuance of Refunding Capital Stock and

(B)              if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 10.10(b)(6), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)           the prepayment, redemption, defeasance, repurchase, retirement, discharge, exchange or other acquisition for value of (i) Subordinated Indebtedness of the Issuer or a Guarantor that is a Subsidiary of the Issuer made in exchange for, or in an amount equal to or less than the proceeds of a sale of, new Indebtedness of the Issuer or a Guarantor that is a Subsidiary of the Issuer or Disqualified Stock of the Issuer or a Guarantor that is a Subsidiary of the Issuer made within 120 days of such incurrence or issuance of new Indebtedness or Disqualified Stock or (ii) Disqualified Stock of the Issuer or a Guarantor that is a Subsidiary of the Issuer made in exchange for, or out of the proceeds of a sale of, Disqualified Stock of the Issuer or a Guarantor that is a Subsidiary of the Issuer made within 120 days of such sale of Disqualified Stock, that, in each case is incurred or issued in compliance with Section 10.11 so long as:

(A)              the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired for value, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock and such prepayment, redemption, defeasance, repurchase, exchange, discharge, acquisition or retirement;

(B)              such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired;

(C)              such new Indebtedness or Disqualified Stock has a final scheduled maturity date or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date or mandatory redemption date of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired (or if earlier, such date that is at least 91 days after the maturity date of the Notes); and

(D)              such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes);

(4)          a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director, officer, manager or consultant (or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management, director, employee and/or advisor equity plan or equity option plan or any other management, director, employee and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement or any termination agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management, directors or employees of the Issuer, any of its Subsidiaries or any Parent Entity in connection with any corporate transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any fiscal year the greater of (x) $115.0 million and (y) 17.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(A)              the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity (other than Disqualified Stock), in each case to any future, present or former employees, directors, officers, managers or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition for value will not increase the amount available for Restricted Payments under Section 10.10(a)(2); plus

(B)               the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries (or any Parent Entity to the extent contributed to the Issuer) after the Issue Date; less

(C)               the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this Section 10.10(b)(4);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this Section 10.10(b)(4) in any fiscal year; and

provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers or consultants (or any permitted transferee thereof) of the Issuer, any Parent Entity or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 10.10 or any other provision of this Indenture;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under Section 10.11 to the extent such dividends are included in the definition of “Fixed Charges;”

(6)          (A)               the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(B)               the declaration and payment of dividends to a Parent Entity, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Entity issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(C)               the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 10.10(b)(2);

provided, however, in the case of each of clause (A) and clause (C) of this clause (6), that for the Applicable Measurement Period at the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 10.11(a);

(7)           payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager or consultant (or any permitted transferee thereof) of the Issuer, any Parent Entity or any of the Issuer’s Restricted Subsidiaries and repurchases or withholdings of Equity Interests in connection with the exercise of any stock or other equity options or warrants or other incentive interests or the vesting of equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligation with respect to, such options or warrants or other incentive interests or other Equity Interests or equity awards;

(8)           Restricted Payments (or the payment of dividends or distributions, or the making of loans, to any Parent Entity to fund a Restricted Payment), in an amount not to exceed a sum of (A) up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public Equity Offering and (B) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;

(9)           Restricted Payments (A) in an amount that does not exceed the aggregate amount of Excluded Contributions received since the Issue Date and (B) without duplication with clause (A), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investment was financed in reliance on clause (A) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(2);

(10)         other Restricted Payments (A) in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed the greater of (x) $270.0 million and (y) 40.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at the time of such Restricted Payment and (B) without duplication with clause (A), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investment was financed in reliance on clause (A) and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(2);

(11)         any Restricted Payment (A) made in connection with the Refinancing Transactions and the fees and expenses related thereto or (B) used to fund amounts owed to Affiliates (including dividends to any Parent Entity to permit payment by such Parent Entity of such amount) to the extent permitted by Section 10.13;

(12)         the repurchase, redemption, defeasance, discharge, acquisition or retirement of any Subordinated Indebtedness (A) in accordance with provisions similar to those of Section 10.16 and Section 10.17 or (B) from Declined Proceeds; provided that (x) at or prior to such repurchase, redemption, discharge, defeasance, acquisition or retirement, the Issuer (or a third Person permitted by this Indenture) has made a Change of Control Offer, Asset Sale Offer, Alternate Offer or Advance Offer, as the case may be, with respect to the Notes to the extent required as a result of such Change of Control or Asset Sale, as the case may be, (y) all Notes tendered by Holders in connection with the relevant Change of Control Offer, Asset Sale Offer, Alternate Offer or Advance Offer, as applicable, have been repurchased, redeemed, defeased, acquired or retired or discharged and (z) any portion of Declined Proceeds used to fund purchases pursuant to clause (B) above will not increase the amount available for Restricted Payments under Section 10.10(a)(2);

(13)         the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay or cause to be paid, in each case without duplication,

(A)              franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain their corporate or other legal existence, plus $1.0 million per year;

(B)               consolidated, combined or similar foreign, federal, state and local income and similar taxes (including if the Issuer is treated as a partnership or an entity disregarded from its owner for United States federal income tax purposes and its taxable income is entirely included on an income tax return of one or more direct or indirect parent companies each of which is treated as a subchapter C corporation), to the extent that such income or similar taxes are attributable to the income, revenue, receipts or capital of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income, revenue, receipts or capital of such Unrestricted Subsidiaries, and including any interest or penalties related thereto; provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Issuer, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state and local income taxes, including any interest or penalties related thereto, for such fiscal year had the Issuer, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer or stand-alone group (separate from any such direct or indirect parent company of the Issuer) for all fiscal years ending after the Issue Date;

(C)               customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits and indemnities are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s or the Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a Public Company;

(D)              general corporate, operating (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters) and other overhead costs and expenses and listing fees and other costs and expenses attributable to being a Public Company, of any Parent Entity;

(E)               fees and expenses related to any equity or debt offering, financing transaction, acquisitions, divestitures, investments or other non-ordinary course transaction (whether or not successful) of such Parent Entity; provided that any such transaction was in the good faith judgment of the Issuer intended to be for the benefit of the Issuer and its Restricted Subsidiaries;

(F)               amounts (including fees and expenses) that would otherwise be permitted to be paid directly by the Issuer or its Restricted Subsidiaries pursuant to clauses (3), (4), (7), (8), (12) or (13) of Section 10.13(b);

(G)               cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any Parent Entity; and

(H)               to finance Investments by a Parent Entity that would otherwise be permitted to be made pursuant to this Section 10.10 if made by the Issuer; provided, that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (ii) such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under Article Eight) in order to consummate such Investment, (iii) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (iv) any property received by the Issuer or a Restricted Subsidiary shall not increase amounts available for Restricted Payments pursuant to Section 10.10(a)(2) or Section 10.10(b)(9), except to the extent the fair market value at the time of such receipt of such property exceeds the Restricted Payment made pursuant to this clause (13), and (v) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 10.10 or Section 10.10(b)(9) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(14)         the repurchase, redemption or other acquisition of Equity Interests of the Issuer or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any Restricted Subsidiary, in each case, permitted under this Indenture;

(15)        the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16)         any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment, the Consolidated Total Debt Ratio would be equal to or less than 1.25 to 1.00 (provided that with respect to any Restricted Payment set forth in clause (III) of Section 10.10(a), the Consolidated Total Debt Ratio would be equal to or less than 1.40 to 1.00);

(17)         payments or distributions to satisfy dissenters’ or appraisal rights and the settlements of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Article Eight;

(18)         distributions or payments of Receivables Fees and purchases of receivables in connection with Permitted Receivables Financing or any repurchase obligation in connection therewith;

(19)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness consisting of Acquired Indebtedness; and

(20)         mandatory redemptions of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) and (16) of this Section 10.10(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 10.10, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (20) of Section 10.10(b) and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to Section 10.10(a), the Issuer shall be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion any such previously made Restricted Payment or Permitted Investment based on circumstances existing on the date of such division, classification or reclassification) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (20) of Section 10.10(b) and/or Section 10.10(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with Section 10.10. In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is divided, classified or reclassified under clause (16) above or clause (27) of the definition of “Permitted Investments” (such clauses, the “Incurrence Clauses”), the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Incurrence Clauses shall be made without giving pro forma effect to any substantially concurrent incurrence of Indebtedness to finance any other portion of such Restricted Payment or Permitted Investment or any other Restricted Payment or Permitted Investment divided, classified or reclassified under Section 10.10(a) and/or one or more clauses of Section 10.10(b) or one or more clauses of the definition of “Permitted Investments” other than an Incurrence Clause.

The amount of all Restricted Payments (other than cash) will be the fair market value on the Transaction Test Date, in the case of a Specified Transaction, or the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c)           As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to this Section 10.10 or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture and will not guarantee the Notes.

(d)           For the avoidance of doubt, this Section 10.10 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

Section 10.11.        Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if either (A) the Fixed Charge Coverage Ratio for the Applicable Measurement Period would have been at least 2.00 to 1.00 or (B) the Consolidated Total Debt Ratio would have been less than or equal to 2.25 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Applicable Measurement Period.

(b)           The foregoing limitations shall not apply to:

(1)           the incurrence of Indebtedness under (X) Credit Facilities (other than the ABL Credit Agreement) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the sum of (a) $660.0 million, plus (b) the greater of (x) $675.0 million and (y) 100.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at the time of any incurrence, plus (c) an additional amount, if after giving pro forma effect to the incurrence of such Additional First Lien Obligations and the application of the proceeds therefrom, the Consolidated First Lien Debt Ratio would be no greater than 2.00 to 1.00, outstanding at any one time; provided that for purposes of determining the amount that may be incurred under this clause (1)(X)(c), all Indebtedness incurred under this clause (1)(X)(c) shall be deemed to be included in clause (1) of the definition of “Consolidated First Lien Debt Ratio” and (Y) the ABL Credit Agreement by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the greater of (a) $1,000.0 million and (b) the Borrowing Base as of the date of such incurrence less the aggregate principal amount of Obligations outstanding under Permitted Receivables Financings;

(2)          the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) (other than any Additional Notes, if any, or guarantees with respect thereto);

(3)           Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 10.11(b));

(4)           Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Restricted Subsidiaries, to finance the purchase, lease, expansion, construction, development, replacement, maintenance, upgrade, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued and outstanding pursuant to this clause (4) (other than capital leases (and Capitalized Lease Obligations) that are characterized as such based on subjective acceleration clauses or cross default clauses, without giving effect to any change in GAAP subsequent to December 31, 2014), when aggregated with the outstanding amount of Indebtedness under clause (13) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not at any time outstanding exceed the greater of (x) $235.0 million and (y) 35.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period at the time of any incurrence;

(5)           (a) Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and (b) Indebtedness of the Issuer or any of its Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, customers or other creditors issued in the ordinary course of business or consistent with past practice;

(6)          Indebtedness arising from agreements of the Issuer or any of the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, Subsidiary or an Investment, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7)           Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice (and not in connection with the borrowing of money), is expressly subordinated in right of payment (to the extent permitted by applicable law and it does not result in material adverse tax consequences) to the Notes; provided, further, that any subsequent issuance or transfer (other than the incurrence of a Permitted Lien) of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause;

(8)          Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Restricted Subsidiary that is a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice (and not in connection with the borrowing of money), such Indebtedness is expressly subordinated in right of payment (to the extent permitted by applicable law and it does not result in material adverse tax consequences) to the Notes or the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause;

(9)           shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer (other than the incurrence of a Permitted Lien) of any such shares of Preferred Stock or Disqualified Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Capital Stock constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock or Disqualified Stock, as applicable (to the extent such Preferred Stock or Disqualified Stock is then outstanding), not permitted by this clause;

(10)         Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11)         obligations in respect of self-insurance and obligations in respect of stays, customs, performance, indemnity, bid, appeal, judgment, and surety and other similar bonds or instruments and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Issuer or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice or in connection with judgments that do not result in an Event of Default;

(12)        (a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference up to 200.0% of the net cash proceeds received by the Issuer since the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (2)(b) and (2)(c) of Section 10.10(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.10(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) (any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(a), “Contribution Debt”) and (b) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (12)(b) and any outstanding amount of Indebtedness under Section 10.11(b)(13) incurred to refinance Indebtedness initially incurred in reliance on this clause (12)(b), does not at any one time outstanding exceed the sum of (A) the greater of (x) $340.0 million and (y) 50.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period and (B) the amount available under Section 10.10(a)(2) that is not otherwise applied pursuant to such clause as in effect immediately prior to the incurrence of such Indebtedness (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall (i) solely to the extent incurred pursuant to clause 12(b)(B) and remaining outstanding, reduce on a dollar-for-dollar basis, the available amount under Section 10.10(a)(2) and (ii) cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred pursuant to Section 10.11(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 10.11(a));

(13)        the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease (collectively, “refinance” with “refinances,” “refinanced” and “refinancing” having a correlative meaning) any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries incurred or issued as permitted under Section 10.11(a) and clauses (2), (3), (4) and (12)(b), this clause (13) and clauses (14), (18), (19) and (27) of this Section 10.11(b) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing (the “Refinancing Indebtedness”) on or prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)             has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes),

(B)              to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C)               shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Issuer or a Subsidiary of the Issuer that is a Guarantor, and

(D)              to the extent such Indebtedness, Disqualified Stock or Preferred Stock refinanced is Secured Indebtedness, the Liens securing such Refinancing Indebtedness, Disqualified Stock or Preferred Stock shall have a lien priority equal to or junior to the Liens securing the Indebtedness being refinanced;

and provided further that subclause (A) of this clause (13) shall not apply to any refinancing of any Secured Indebtedness;

(14)         Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (y) Persons that are acquired by the Issuer or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving pro forma effect to such Investment, acquisition, merger, amalgamation or consolidation, either:

(A)              (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth under Section 10.11(a), or (b) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation; or

(B)              (a) the Consolidated Total Debt Ratio is equal to or less than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation, or (b) the Consolidated Total Debt Ratio is equal to or less than 2.25 to 1.00.

(15)         (a) Cash Management Obligations, (b) Indebtedness in respect of netting services, overdraft protections and similar arrangements and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, or (c) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(16)         Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit, bank guarantee or other instrument issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit, bank guarantee or such other instrument;

(17)         (A) any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if the Indebtedness that is being guaranteed is secured on a Junior Lien priority basis, unsecured or subordinated to the Notes, the guarantee shall also be secured on a Junior Lien priority basis, unsecured and/or subordinated to the Notes, or

(B)               any co-issuance by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the terms of this Indenture;

(18)         Indebtedness of any Restricted Subsidiary that is not a Guarantor; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Guarantor outstanding in reliance on this clause (18) shall not exceed, when aggregated with the outstanding amount of Indebtedness under Section 10.11(b)(13) incurred to refinance Indebtedness initially incurred in reliance on this clause (18), at the time of incurrence thereof and together with any other Indebtedness incurred under this clause (18), the greater of (x) $270.0 million and (y) 40.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred pursuant to Section 10.11(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 10.11(a));

(19)         Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries incurred or issued to finance or assumed in connection with an acquisition or Investment in a principal amount not to exceed the greater of (x) $70.0 million and (y) 10.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period in the aggregate at any one time outstanding together with all other outstanding Indebtedness, Disqualified Stock or Preferred Stock issued under this clause (19) and any outstanding Indebtedness under Section 10.11(b)(13) incurred to refinance Indebtedness initially incurred in reliance on this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred pursuant to Section 10.11(a) and after the first date on which the Issuer or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 10.11(a));

(20)         Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;

(21)          Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees, managers or consultants thereof (or any permitted transferee thereof) of the Issuer, any Restricted Subsidiary or any Parent Entity, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in Section 10.10(b)(4);

(22)          Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes or exercise the Issuer’s Legal Defeasance or Covenant Defeasance as described under Article Thirteen, in each case in accordance with this Indenture;

(23)          Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(24)          Indebtedness representing deferred compensation to employees of any Parent Entity, the Issuer or any Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice;

(25)          Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with the Refinancing Transactions, any Permitted Investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(26)          Indebtedness in the form of Capitalized Lease Obligations arising out of any Sale and Lease-Back Transaction;

(27)          to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business or consistent with past practice;

(28)          unfunded pension fund and other employee benefits plan obligations and liabilities incurred in the ordinary course of business or consistent with past practice; and

(29)          all premiums (if any), interest (including Post-Petition Interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (28) of this Section 10.11(b).

(c)            For purposes of determining compliance with this Section 10.11,

(1)           in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (29) (or within any subclauses therein) of Section 10.11(b) or is entitled to be incurred pursuant to Section 10.11(a), the Issuer, in its sole discretion, shall divide, classify or reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 10.11 and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in one of the above clauses or paragraphs; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred under Section 10.11(b)(1);

(2)           at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 10.11(a) and (b) above; and

(3)           the principal amount of Indebtedness outstanding under any clause of this Section 10.11 shall be determined after giving effect to the application of proceeds of any Indebtedness incurred to refinance any such Indebtedness.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of Section 10.11. If Indebtedness originally incurred in reliance upon a percentage of Consolidated EBITDA or the Consolidated First Lien Debt Ratio under clause (1) of the preceding paragraph is being refinanced under clause (1) of the preceding paragraph and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been incurred under such clause (1), as applicable, so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus amounts permitted by the next sentence. Any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to clauses (1) and (12)(b) of Section 10.11(b) shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(d)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced, plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing. The principal amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. This Indenture shall not deem (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness solely because such Indebtedness has a junior priority with respect to shared Collateral or because it is guaranteed by other obligors.

Section 10.12.        Liens. The Issuer shall not, and will not permit any Guarantor that is a Subsidiary of the Issuer to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Issuer or any Guarantor that is a Subsidiary of the Issuer, unless in the case of Subject Liens on any asset or property that is not Collateral, (i) (x) in the case of Subject Liens securing any of the ABL Obligations, Pari Passu ABL Lien Indebtedness or Pari Passu Notes Lien Indebtedness, the Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant at least a first- or second-priority Lien consistent with the relative Lien priority set forth in the Intercreditor Agreements subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the Intercreditor Agreements and any other applicable intercreditor agreement, and (y) in the case of Subject Liens securing Junior Lien Obligations, the Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant a priority Lien relative to such Junior Lien Obligations subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the Junior Lien Intercreditor Agreement or other applicable intercreditor agreement, in each case, until such time as such Obligations are no longer secured by a Lien or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Holders pursuant to this Section 10.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien.

Section 10.13.        Limitations on Transactions with Affiliates.

(a)            The Issuer shall not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of (x) $45.0 million and (y) 6.5% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period, unless:

(1)          such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(2)           the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of the greater of (x) $90.0 million and (y) 13.0% of Consolidated EBITDA of the Issuer for the Applicable Measurement Period, a resolution adopted by a majority of the Board of the Issuer approving such Affiliate Transaction, accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)           The foregoing provisions shall not apply to the following:

(1)          (a) transactions between or among the Issuer and a Restricted Subsidiary or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger, amalgamation or consolidation of the Issuer into any Parent Entity; provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, amalgamation or consolidation is otherwise consummated in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2)           Restricted Payments permitted by Section 10.10 (other than pursuant to Section 10.10(b)(13)(F)) and the definition of “Permitted Investments;”

(3)           [reserved];

(4)           the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to or on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants (or any permitted transferee) of the Issuer, any Restricted Subsidiary of the Issuer or any Parent Entity;

(5)           transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(6)           any agreement or arrangement as in effect or contemplated in the good faith determination of the Issuer as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Board of the Issuer or any Parent Entity or the senior management of the Issuer or any Parent Entity to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)           the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it (or any Parent Entity) is a party as of the Issue Date and any similar agreements which it (or any Parent Entity) may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such Parent Entity) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Board of the Issuer or any Parent Entity or the senior management of the Issuer or any Parent Entity to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(8)           the Refinancing Transactions and the payment of all fees and expenses related to the Refinancing Transactions, including the Transaction Expenses;

(9)           transactions with customers, vendors, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of the Issuer or any Parent Entity or the senior management thereof, or are on terms, taken as a whole, that are not materially less favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)         the issuance or transfer of (a) Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performing of customary registration rights to any Parent Entity or to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing, or any permitted transferee thereof) of the Issuer or any of its Subsidiaries or any Parent Entity and (b) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(11)         transactions in connection with Permitted Receivables Financings;

(12)         [reserved];

(13)         payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors, officers, managers or consultants (or any permitted transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity and employment agreements, consulting agreements, indemnification agreements, employee benefit plans, stock option plans and other compensatory or severance arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or similar arrangements with any such employees, directors, officers, managers or consultants (or any permitted transferee thereof) (including salary or guaranteed payments and bonuses) which, in each case, are approved by the Board of the Issuer or any Parent Entity or the senior management of the Issuer or any Parent Entity in good faith;

(14)         (A) investments by Permitted Holders in securities or loans of the Issuer or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms, and (B) payments to Permitted Holders in respect of securities or loans of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(15)         transactions with a Person that is an Affiliate of the Issuer arising solely because the Issuer or any Restricted Subsidiary owns any Equity Interest in, or controls, such Person;

(16)         any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by the Board of the Issuer or the senior management of the Issuer in good faith;

(17)         intellectual property licenses entered into in the ordinary course of business or consistent with past practice;

(18)        an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Issuer or a Restricted Subsidiary and not entered into in contemplation of such acquisition or merger; provided that such acquisition or merger complied with this Section 10.13;

(19)         transactions between the Issuer or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Issuer or any Parent Entity; provided, however, that such director abstains from voting as a director of the Issuer or such Parent Entity, as the case may be, on any matter including such other Person;

(20)         pledges of Equity Interests of Unrestricted Subsidiaries; and

(21)         payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto).

Section 10.14.        Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary that is not a Guarantor to:

(a)           (x) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(b)           make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(c)           sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and Hedging Obligations;

(2)           this Indenture, the Notes, the Guarantees and the Security Documents;

(3)           Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) of this Section 10.14 on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order or any requirement of any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary or any of their businesses;

(5)           any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary (or where such Person is an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with this Indenture), or any other transaction entered into in connection with any such acquisition, merger, consolidation, amalgamation or redesignation, in existence at the time of such acquisition or at the time it merges, consolidates or amalgamates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person or at the time it is redesignated (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or redesignated;

(6)           contracts, including sale-leaseback agreements, for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary;

(7)           Secured Indebtedness and Liens otherwise permitted to be incurred pursuant to Sections 10.11 and 10.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers or other counterparties under contracts entered into in the ordinary course of business or consistent with past practice or restrictions on cash or other deposits permitted under Section 10.12 or arising in connection with any Permitted Liens;

(9)           other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors that is permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 10.11;

(10)         customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating to such joint venture or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries;

(11)         customary provisions contained in leases, subleases, licenses, sublicenses or similar agreements, including with respect to intellectual property and other agreements;

(12)         restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(13)         other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to Section 10.11; provided that, (A) in the good faith judgment of the Issuer, such incurrence will not materially impair the Issuer’s ability to make payments under the Notes when due, (B) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness or (C) the encumbrances and restrictions in such Indebtedness, Disqualified Stock or Preferred Stock either are not materially more restrictive taken as a whole than those contained in the Senior Credit Facilities or the Notes as in effect on the Issue Date or generally represent market terms at the time of incurrence or issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(14)         restrictions contained in any documentation relating to any Permitted Receivables Financing that, in the good faith judgment of the Issuer, are necessary or advisable to effect such Permitted Receivables Financing; and

(15)         any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 10.14 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 10.14, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans and advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 10.15.        Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any of its Domestic Subsidiaries that is a Wholly-Owned Subsidiary (or any Domestic Subsidiary that is a non-Wholly-Owned Subsidiary if such non-Wholly-Owned Subsidiary guarantees the Senior Credit Facilities or other capital markets debt securities of the Issuer or any Subsidiary of the Issuer that is a Guarantor), other than a Guarantor, a Receivables Subsidiary, a Foreign Subsidiary or a CFC Holding Company to guarantee the payment of (i) any Credit Facility permitted under Section 10.11(b)(1) or (ii) capital markets debt securities of the Issuer or any other Subsidiary of the Issuer that is a Guarantor in an aggregate principal amount in excess of $100.0 million unless:

(1)          such Restricted Subsidiary within 60 days executes and delivers a supplemental indenture to this Indenture in substantially the form of Exhibit A hereto providing for a Guarantee by such Restricted Subsidiary and joinders to the ABL Intercreditor Agreement and the other Security Documents or new intercreditor agreements and Security Documents, together with any other filings and agreements (subject to customary extension periods) required by the Security Documents to create or perfect the security interests for the benefit of the Holders in the Collateral of such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Subsidiary of the Issuer that is a Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2)           such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 10.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period described in clause (1) above.

In the event that any Subsidiary of Holdings (other than the Issuer or a Subsidiary of the Issuer), which directly or indirectly through a Subsidiary owns or holds any Capital Stock of the Issuer (an “Additional Credit Support Party”), becomes a guarantor of, or otherwise guarantees, any Obligations in respect of any Senior Credit Facility or any other Pari Passu Secured Obligations (other than the Notes Obligations) and/or grants or otherwise provides a Lien on any of its assets to secure any Obligations in respect of any Senior Credit Facility or any other Pari Passu Secured Obligations (other than the Notes Obligations), such Additional Credit Support Party shall also be required to become a Guarantor of the Notes on the same basis as the other Guarantors of the Notes and to grant or otherwise provide a Lien on such assets in favor of the Notes Collateral Agent, for the benefit of the Notes Secured Parties, with the same priority as the Lien on such assets that secure the Obligations in respect of such Senior Credit Facility and/or such Pari Passu Secured Obligations, as the case may be; provided that any such Lien on such assets in favor of the Notes Collateral Agent may be of junior priority with respect to assets that secure ABL Obligations so long as such assets would otherwise be deemed to be ABL Priority Collateral if the Additional Credit Support Party were a Subsidiary of the Issuer.

Each Guarantee shall be released in accordance with the provisions of this Indenture pursuant to Article Twelve.

Section 10.16.        Change of Control.

(a)           If a Change of Control occurs, unless, prior to, or concurrently with, the time the Issuer is required to make a Change of Control Offer (as defined below), the Issuer has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the Outstanding Notes as described under Section 4.01 or Section 11.06, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”)) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date (as defined in Section 10.16(a)(2)). Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of the Depository, with the following information:

(1)           that a Change of Control Offer is being made pursuant to this Section 10.16 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2)           the purchase price and the purchase date, which will be no earlier than ten days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control pursuant to Section 10.16(e);

(3)           that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4)           that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of the Depository, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes (or, in the case of global Notes, such Notes shall be reduced by such amount of Notes that the Holder has tendered) and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to at least $2,000 or an integral multiple of $1,000 in excess of $2,000;

(7)          if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that any or all such conditions shall not have been, or will not be, satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8)           such other instructions, as determined by the Issuer, consistent with this Section 10.16, that a Holder must follow.

(b)           While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of the Depository, subject to its rules and regulations.

(c)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)           On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(e)            The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(f)           If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than ten days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above) to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment (excluding any early tender premium or similar premium and any accrued and unpaid interest to any Holder in such Change of Control Payment) in respect of the Second Change of Control Payment Date, plus accrued and unpaid interest on the Notes that remain outstanding to, but excluding, the Second Change of Control Payment Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Second Change of Control Payment Date).

(g)           The provisions of this Section 10.16 (including the definition of “Change of Control”) may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. A Change of Control Offer with respect to the Notes (including, for the avoidance of doubt, an Alternate Offer) may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Guarantees so long as the offer to purchase a Holder’s Notes in the tender offer is not conditioned upon the delivery of consents by such Holder. In addition, the Issuer or any third party approved in writing by the Issuer that is making the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may increase or decrease the Change of Control Payment (or decline to pay any early tender or similar premium) being offered to Holders at any time in its sole discretion, so long as the Change of Control Payment is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

Section 10.17.        Asset Sales.

(a)            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale unless:

(1)           the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have a fair market value in excess of the greater of (x) $80.0 million and (y) 1.5% of Total Assets of the Issuer (measured at the time of contractually agreeing to such Asset Sale), at least 75% of the consideration for such Asset Sale (measured at the time of contractually agreeing to such Asset Sale), together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A)              any liabilities (as reflected on the Issuer’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantees of the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Issuer or such Restricted Subsidiary from such liabilities;

(B)               any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(C)              any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is outstanding at such time, not to exceed the greater of (x) $325.0 million and (y) 6.0% of Total Assets of the Issuer at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall, for purposes of this Section 10.17 (and no other provision of this Indenture), be deemed to be cash or Cash Equivalents; and

(3)           the Issuer or such Restricted Subsidiary has complied with the applicable provisions of this Indenture and the Security Documents.

(b)           Within 540 days after the Issuer’s or any Restricted Subsidiary’s receipt of any Net Proceeds from any Asset Sale (the “Asset Sale Proceeds Application Period”), the Issuer or such Restricted Subsidiary, at its option, may apply an amount equal to the Applicable Percentage of the Net Proceeds from such Asset Sale (the “Applicable Proceeds”),

(1)           to repay:

(A)            to the extent the assets or property disposed of in the Asset Sale constituted:

(I)       ABL Priority Collateral, ABL Obligations or

(II)       Notes Priority Collateral, Pari Passu Secured Obligations; provided that if the Issuer or any Restricted Subsidiary shall so repay any such Obligations other than the Notes, the Issuer will either (1) reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming the Notes as described under Section 11.01 or (B) purchasing the Notes through open-market purchases or in arm’s-length privately negotiated transactions, or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Pari Passu Secured Obligations for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon, and in each case of (I) and (II), in the case of revolving obligations, to correspondingly reduce commitments with respect thereto (other than obligations in respect of any asset-based credit facility to the extent the assets sold or otherwise disposed of in connection with such Asset Sale constituted “borrowing base assets”), but in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary;

(B)            to the extent the assets or property disposed of in the Asset Sale did not constitute Collateral, Obligations under the Notes or any other Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or any Restricted Subsidiary) and, in the case of other Senior Indebtedness (other than obligations in respect of any asset-based credit facility to the extent the assets sold or otherwise disposed of in connection with such Asset Sale constituted “borrowing base assets”), to correspondingly reduce any outstanding commitments with respect thereto, if applicable; provided that if the Issuer or any Restricted Subsidiary shall so repay any Senior Indebtedness other than the Notes, the Issuer shall either (1) reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming Notes as described under Section 11.01 or (B) purchasing Notes through open-market purchases or in arm’s-length privately negotiated transactions, or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or

(C)            Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2)           to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other property or assets (other than Capital Stock), in the case of each of clauses (A), (B) and (C), either (i) that is used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; or

(3)           any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment or letter of intent shall be treated as a permitted application of the Applicable Proceeds from the date of such commitment or letter of intent so long as the Issuer or such Restricted Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Applicable Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Applicable Proceeds are actually applied in such manner within the later of 540 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment, and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Applicable Proceeds are applied in connection therewith, then such Applicable Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment within 180 days of such cancellation or termination (a “Second Commitment”) and such Applicable Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Applicable Proceeds are applied, then such Applicable Proceeds shall constitute Excess Proceeds to the extent the Asset Sale Proceeds Application Period has expired.

(c)           To the extent Applicable Proceeds from an Asset Sale exceed amounts that are invested or applied as provided and within the time period set forth in the preceding paragraph, such excess amount will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Issuer shall make an offer to all Holders and, if required or permitted by the terms of any agreements governing any other First Lien Obligations or, if the assets or property disposed of in the Asset Sale were not Collateral, other Indebtedness that is pari passu in right of payment with the Notes (“Pari Passu Indebtedness”), to the holders of such First Lien Obligations and/or Pari Passu Indebtedness, as applicable (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such First Lien Obligations and/or Pari Passu Indebtedness, as applicable, with respect to the Notes only, that is equal to $2,000 or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, with respect to the Notes only, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing the applicable First Lien Obligations and/or Pari Passu Indebtedness. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed $100.0 million by transmitting electronically or mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligation with respect to such Applicable Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the Asset Sale Proceeds Application Period (the “Advance Offer”) with respect to all or a part of the available Applicable Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture. To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and, if applicable, First Lien Obligations and/or Pari Passu Indebtedness, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) (such remaining proceeds, the “Declined Proceeds”) in any manner not prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or the First Lien Obligations and/or the Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Notes (subject to applicable Depository procedures as to global Notes) and the Issuer or the representative of such First Lien Obligations and/or Pari Passu Indebtedness shall select such First Lien Obligations and/or Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or aggregate principal amount of the Notes or such First Lien Obligations and/or Pari Passu Indebtedness, tendered with adjustments as necessary so that no Notes or First Lien Obligations and/or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the amount of Applicable Proceeds the Issuer is offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds. Additionally, upon consummation or expiration of any Advance Offer, any remaining Applicable Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Applicable Proceeds for any purpose not otherwise prohibited under this Indenture.

(d)           Pending the final application of an amount equal to the Applicable Proceeds pursuant to this Section 10.17, the Issuer or the applicable Restricted Subsidiary may apply such Applicable Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the Senior Credit Facilities) or otherwise apply such Applicable Proceeds in any manner not prohibited by this Indenture.

(e)            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or an Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions described in this Indenture by virtue of such compliance.

(f)            The provisions of this Section 10.17 may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes, the Guarantees, the ABL Intercreditor Agreement and/or the other Security Documents.

Section 10.18.        Suspension of Covenants.

(a)            If on any date following the Issue Date: (1) the Notes have an Investment Grade Rating from any two of the three Rating Agencies and (2) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), then beginning on such date and continuing until the Reversion Date (as defined below), the Issuer and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”):

(A)            clause (4) of Section 8.01(a);

(B)            Section 10.10;

(C)            Section 10.11;

(D)            Section 10.13;

(E)             Section 10.14;

(F)             Section 10.15; and

(G)            Section 10.17.

Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from any Asset Sale shall be reset at zero. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) any two of the three Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between (and including) the Suspension Date and the Reversion Date (but excluding the Reversion Date) is referred to in this Indenture as the “Suspension Period.”

(b)           The Guarantees of the Guarantors will be released during the Suspension Period to the extent provided under Section 12.08(F) and subject to the proviso thereto. If the Reversion Date occurs following a Suspension Date, no action taken or omitted to be taken by the Issuer or any of the Restricted Subsidiaries prior to the Reversion Date shall give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made on or after the Reversion Date, the amount of Restricted Payments made will be calculated as though the provisions of Section 10.10 had been in effect prior to, but not during, the Suspension Period (including with respect to a Limited Condition Transaction or Specified Transaction pursuant to one or more agreements entered into during the Suspension Period), (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction or Specified Transaction pursuant to one or more agreements entered into during the Suspension Period) shall be classified to have been incurred or issued pursuant to Section 10.11(b)(3), (3) no Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period, (4) any Affiliate Transaction entered into on or after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 10.13(b)(6), (5) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a) through (c) of Section 10.14 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 10.14(1), (6) no Subsidiary of Holdings shall be required to comply with the covenant described under Section 10.15 on or after the Reversion Date with respect to any guarantee or direct obligation entered into by such Subsidiary during the Suspension Period, and (7) all Liens created, incurred or assumed during the Suspension Period in compliance with this Indenture shall be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (11) of the definition of “Permitted Liens.”

During the Suspension Period, the Issuer and its Restricted Subsidiaries shall be entitled to incur Liens to the extent provided for under Section 10.12 (including, without limitation, Permitted Liens). To the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 10.12 and the “Permitted Liens” definition and for no other provision of this Indenture).

(c)              Notwithstanding that the Suspended Covenants may be reinstated on and after the Reversion Date, (1) no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants in respect of any actions taken or events occurring during the Suspension Period or any actions taken at any time pursuant to any contractual obligations arising during any Suspension Period, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (2) on and after the Reversion Date, the Issuer and each Restricted Subsidiary shall be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby. The Issuer shall give the Trustee prompt notice (in the form of an Officer’s Certificate) of the beginning and end of any Suspension Period.

ARTICLE Eleven

REDEMPTION OF NOTES

Section 11.01.        Right of Redemption. At any time prior to May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as set forth in Section 11.06, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as set forth in Section 11.06, at the Redemption Prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2028	102.938%
2029	101.469%
2030 and thereafter	100.000%

In addition, until May 15, 2028, the Issuer may, at its option, upon notice as set forth in Section 11.06, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 105.875% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Section 11.02.        [Reserved].

Section 11.03.        Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 11.04.        Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least two Business Days before notice of redemption is required to be sent to Holders pursuant to Section 11.06 hereof (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the information contained in Section 11.06 herein and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.05; provided that no Opinion of Counsel pursuant to Section 1.03 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption. The Trustee shall have no responsibility or liability with respect to any matters that would have been covered by any Opinion of Counsel that is not permitted by this Section.

Section 11.05.        Selection by Trustee of Notes to Be Redeemed.

With respect to any partial redemption or purchase of Notes made pursuant to this Indenture, selection of the Notes for redemption or purchase shall be made, in the case of certificated Notes, by the Trustee on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by global Notes, interests in the Notes shall be selected for redemption or purchase by the Depository in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 shall be redeemed or repurchased in part.

Notices of redemption or purchase shall be delivered by the Issuer electronically, in accordance with the Depository procedures in the case of global Notes, or mailed by first-class mail, postage prepaid, at least ten days, but except as set forth under Section 11.06, not more than 60 days before the purchase date or Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be redeemed or purchased in part only, any notice of redemption or purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

With respect to Notes represented by certificated Notes, if any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 11.06.        Notice of Redemption. The Issuer shall deliver electronically or mail by first-class mail, postage prepaid, notices of redemption at least ten days, but except as set forth in this Section 11.06, not more than 60 days before the purchase date or Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notice of redemption may be conditional.

All notices of redemption shall state:

(1)             the Redemption Date,

(2)             the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3)             in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4)             if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or purchased will be issued in the name of the Holder thereof upon cancellation of the original Note,

(5)             that on the Redemption Date, the Redemption Price (and accrued interest, if any, to but not including the Redemption Date payable as provided in Section 11.08) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6)             any condition precedent to the redemption,

(7)             the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8)             the name and address of the Paying Agent,

(9)             that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10)           the CUSIP, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(11)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such notice information two Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the date notice is to be given, by the Trustee in the name and at the expense of the Issuer.

Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been, or will not be, satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

The Issuer may redeem Notes pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different Redemption Dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

Section 11.07.        Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed on such Redemption Date.

Section 11.08.        Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed or purchased shall, on the Redemption Date, become due and payable, unless such redemption or purchase is conditioned on the happening of a future event, at the Redemption Price therein specified, and from and after such Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price and such Notes shall be canceled by the Trustee; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes, unless such redemption is conditioned on the happening of a future event.

Section 11.09.        Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 11.10.        Mandatory Redemption; Open Market Purchases. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and its respective Affiliates may, at their discretion, at any time and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 11.11.        Tender Offer Optional Redemption. In connection with any tender offer for the Notes (including in connection with any Change of Control Offer, Alternate Offer, Asset Sale Offer or Advance Offer), if Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than ten nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then Outstanding Notes have validly tendered and not validly withdrawn notes in a tender offer, Change of Control Offer, Alternate Offer, Asset Sale Offer or Advance Offer, as applicable, notes owned by an Affiliate of the Issuer or by funds controlled or managed by an Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of, and included in determining the participation in, such tender offer, Change of Control Offer, Alternate Offer, Asset Sale Offer or Advance Offer, as applicable.

ARTICLE Twelve

GUARANTEES

Section 12.01.        Guarantees. Subject to this Article Twelve, each Guarantor jointly and severally, fully, unconditionally and irrevocably guarantees on a senior secured basis the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself (as Trustee and as Notes Collateral Agent) and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Notes Collateral Agent hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 12.04 hereof.

Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note or in payment of any other obligations hereunder, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of itself the Notes Collateral Agent or on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee (or Notes Collateral Agent) is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee, Notes Collateral Agent or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.02.        Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

Section 12.03.        Restricted Subsidiaries. The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 10.15 to execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit A hereto in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a secured senior basis. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Article Eight and Section 12.08.

Section 12.04.        Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 12.05.        Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 12.06.        Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.07.        Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 12.08.        Release of a Guarantor. Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon:

(A)            in the case of a Guarantor that is a Subsidiary of the Issuer, any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor to a Person that is not the Issuer or a Restricted Subsidiary, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture;

(B)            (i) the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to each of the Senior Credit Facilities, (ii) the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Guarantee or (iii) having the status, at any time, assuming such was not then a Guarantor under this Indenture, such Guarantor would not have been required to guarantee the Notes pursuant to Section 10.15, except, in the case of clauses (i) and (ii), a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement is still a release);

(C)            in the case of a Guarantor that is a Subsidiary of the Issuer, the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D)            the Issuer exercising its Legal Defeasance option or Covenant Defeasance option as described under Article Thirteen or if the Issuer’s obligations under this Indenture are being discharged in accordance with the terms of this Indenture;

(E)             the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(F)             the occurrence of a Covenant Suspension Event; provided that (i) such Guarantee shall not be released pursuant to this clause (F) for so long as such Guarantor is an obligor with respect to any Indebtedness under the Senior Credit Facilities and (ii) such Guarantee shall be reinstated upon the occurrence of the Reversion Date.

If the Issuer or any Guarantor requires and requests that the Trustee and/or the Notes Collateral Agent, as the case may be, execute and deliver an instrument evidencing a release or discharge of a Guarantor, the Issuer shall provide an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to such release or discharge have been satisfied and that such release or discharge is authorized or permitted by the terms of this Indenture.

Section 12.09.        Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

Section 12.10.        Effectiveness of Guarantees.

This Indenture shall be effective upon its execution and delivery by the parties hereto.

ARTICLE Thirteen

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.        Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

Section 13.02.        Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes and the Guarantees and have Liens on the Collateral securing the Notes and the Guarantees released and have cured all then existing Events of Default on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (1) and (2) below, and the Guarantees and to have satisfied all its other obligations under such Notes, Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust created pursuant to this Indenture, (2) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee and the Notes Collateral Agent hereunder, and the obligations of each of the Guarantors and the Issuer in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

Section 13.03.        Covenant Defeasance. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 8.01 and 8.02 and in Sections 10.04 through and including 10.17 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(3), and as a result of such Covenant Defeasance, Sections 5.01(4), 5.01(5), and 5.01(7) and, with respect to only any Significant Subsidiary and not the Issuer, Section 5.01(6), shall no longer be in effect but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04.        Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest due on the Notes on the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A)            the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)            since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders or beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders or beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or material instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)           the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 13.05.        Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

Section 13.06.        Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 13.05; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE Fourteen

COLLATERAL

Section 14.01.        Security Documents. From and after the Issue Date and upon the execution and delivery of the ABL Intercreditor Agreement Joinder and the other Security Documents, the due and punctual payment of the principal of, premium, if any, additional interest, if any, or interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity thereof, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, or interest on the Notes and performance of all other Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the related Guarantees, the Intercreditor Agreements and the other Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Notes Secured Parties and pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral and the Intercreditor Agreements) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents (including the Intercreditor Agreements) or joinders thereto, and at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 14.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause the Guarantors to, take any and all actions and make all filings (including the filing of Uniform Commercial Code financing statements) required to cause the Security Documents to create and maintain, as security for the Notes Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the other Security Documents), in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties. It is further understood and agreed that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction.

Section 14.02.        Release of Collateral.

(a)           The Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time with respect to the Notes in accordance with the provisions of the Intercreditor Agreements, the other Security Documents and this Indenture. Notwithstanding anything to the contrary in the Intercreditor Agreements, the other Security Documents and this Indenture, the Issuer and the Guarantors will be entitled to the automatic release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances (with notice to the Notes Collateral Agent):

(1)             to enable the Issuer or any Guarantor to consummate the sale, transfer or other disposition (including by the termination of Capitalized Lease Obligations or the repossession of the leased property in a Capitalized Lease Obligation by the lessor) of such property or assets (other than to the Issuer or any Guarantor) to the extent not prohibited under Section 10.17 hereof;

(2)             in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, with respect to the property and other assets of such Guarantor, upon the release of such Guarantor from its Guarantee;

(3)             with respect to Collateral that is Capital Stock, upon (i) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by the Indenture or (ii) upon the designation by the Issuer of such issuer of Capital Stock as an Unrestricted Subsidiary under the Indenture;

(4)             with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(5)             in accordance with the second paragraph of Section 10.12.

(6)             to the extent the Liens on the Collateral securing the Obligations are released by the Notes Collateral Agent (other than any release by, or as a result of, payment of the Obligations), upon the release of such Liens;

(7)             as described in the Intercreditor Agreements;

(8)             as described under Article Nine hereof; or

(9)             upon the occurrence of a Covenant Suspension Event.

(b)           The Liens on the Collateral securing the Notes and the related Guarantees shall also automatically and without the need for any further action by any Person be terminated and released:

(1)             upon payment in full and discharge of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations with respect to this Indenture, the related Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(2)             upon a Legal Defeasance or Covenant Defeasance under this Indenture as described under Sections 13.02 and 13.03 hereof, respectively, or a satisfaction and discharge of this Indenture as described under Section 4.01 hereof; or

(3)             pursuant to the applicable provisions of the Intercreditor Agreements or the other Security Documents.

Notwithstanding clause (9) above, following the Reversion Date, the Issuer and the Guarantors shall use commercially reasonable efforts to take all actions reasonably necessary to provide to the Notes Collateral Agent for its benefit and the benefit of the Trustee and the Holders valid, perfected, first or second priority (as applicable) security interests (subject to Permitted Liens) in the Collateral within 120 days after such Reversion Date or as soon as reasonably practicable thereafter (but in each case, subject to all limitations and exclusions set forth in this Indenture).

(c)            With respect to any release of Collateral or subordination of the security interest related thereto, upon receipt of an Officer’s Certificate (upon which the Trustee and Notes Collateral Agent may conclusively rely) stating that all conditions precedent under this Indenture, the Intercreditor Agreements and the other Security Documents, as applicable, to such release or subordination have been met and that it is permitted for the Trustee and/or the Notes Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release or subordination and any necessary or proper instruments of termination, satisfaction or release or subordination prepared by the Issuer, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Intercreditor Agreements and the other Security Documents.

Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof, in any Intercreditor Agreement or any other Security Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

Section 14.03.        Suits to Protect the Collateral. Subject to the provisions of Article Six, the Intercreditor Agreements and the other Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions they determine in order to:

(a)            enforce any of the terms of the Security Documents; and

(b)           collect and receive any and all amounts payable in respect of the Notes Obligations.

Subject to the provisions of the Intercreditor Agreements and the other Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Intercreditor Agreements, the other Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral. Nothing in this Section 14.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 14.04.        Authorization of Receipt of Funds by the Trustee under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders of the Notes distributed under the Security Documents and to make further distributions of such funds to the Holders of such Notes according to the provisions of this Indenture.

Section 14.05.        Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Fourteen to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any Guarantor to make any such sale or other transfer.

Section 14.06.        Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fourteen upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article Fourteen; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by such Trustee or such Notes Collateral Agent.

Section 14.07.        Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest, if any, on, the Notes and all other Note Obligations that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, if any, were paid or (ii) the Issuer shall have either (x) exercised its Legal Defeasance option or its Covenant Defeasance option with respect to the Notes, in each case in compliance with the provisions of Article Thirteen hereof or (y) satisfied and discharged this Indenture as to the Notes in compliance with the provisions of Article Four hereof, and in each case of (i) and (ii) above, an Opinion of Counsel stating that all conditions precedent to the release of such Lien on the Collateral by the Trustee and the Notes Collateral Agent have been satisfied, the Trustee and the Notes Collateral Agent shall deliver to the Issuer a release of such Lien on the Collateral with respect to the Notes without recourse, representations or warranties and shall do or cause to be done (at the expense of the Issuer) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable.

Section 14.08.        Notes Collateral Agent.

(a)           The Issuer and each of the Holders, by acceptance of the Notes, hereby designate and appoint the Notes Collateral Agent as their agent under this Indenture, the Intercreditor Agreements and the other Security Documents and the Issuer and each of the Holders, by acceptance of the Notes, hereby irrevocably authorize the Notes Collateral Agent to take such action on their behalf under the provisions of this Indenture, the Intercreditor Agreements and the other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Intercreditor Agreements and the other Security Documents and consent and agree to the terms of the Intercreditor Agreements and each other Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 14.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreements and the other Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Intercreditor Agreements and the other Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, in the Intercreditor Agreements and in the other Security Documents to which such Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreements and the other Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The Notes Collateral Agent may perform any of its duties under this Indenture, the Intercreditor Agreements and the other Security Documents by or through receivers, agents, nominees, collateral trustees, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (each, a “Related Person”), and shall be entitled to advice of counsel or other relevant experts (as reasonably required) concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel or other relevant experts (as reasonably required). The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care. The Notes Collateral Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Notes Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(c)           Neither the Notes Collateral Agent nor its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Intercreditor Agreements or any other Security Documents or the transactions contemplated thereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor or Affiliate of the Issuer or any Guarantor, or any Officer or Related Person thereof, contained in this Indenture, the Intercreditor Agreements or the other Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or the other Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Intercreditor Agreements or the other Security Documents, or for any failure of the Issuer or any Guarantor or any other party to this Indenture, the Intercreditor Agreements or the other Security Documents to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of their respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Intercreditor Agreements or the other Security Documents or to inspect the properties, books or records of the Issuer or any Guarantor or any of the Issuer’s or Guarantor’s Affiliates.

(d)           The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Intercreditor Agreements or the other Security Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the then Outstanding Notes as it determines and, if it so requests, it shall first be offered security or indemnity to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Intercreditor Agreements or the other Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then Outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)           The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of such Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Five or the Holders of a majority in aggregate principal amount of the then Outstanding Notes (subject to this Section 14.08).

(f)           The Notes Collateral Agent may resign at any time by providing 30 days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as a Notes Collateral Agent. If a Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of such Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the then Outstanding Notes, and at the sole expense of the Issuer, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within 30 days after the intended effective date of resignation (as stated in the notice of resignation), the retiring Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as a Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 14.08 (and Section 6.07 hereof) shall continue to inure to its benefit, and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Notes Collateral Agent under this Indenture.

(g)           Except as otherwise explicitly provided herein or in the Intercreditor Agreements or the other Security Documents, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its respective officers, directors or employees shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)           The Notes Collateral Agent is authorized and directed to (i) enter into the Intercreditor Agreements (including pursuant to joinders thereto), (ii) enter into the other Security Documents to which it is party, whether executed on or after the Issue Date, (iii) bind the Notes Secured Parties on the terms as set forth in the Intercreditor Agreements and the other Security Documents, and (iv) perform and observe its obligations under the Intercreditor Agreements and the other Security Documents.

(i)            If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Five, such Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent; such proceeds to be applied by such Notes Collateral Agent pursuant to the terms of this Indenture, the Intercreditor Agreements and the other Security Documents.

(j)            Other than as set forth in the ABL Intercreditor Agreement or any First Lien Intercreditor Agreement (and/or any Collateral Trust Agreement entered into pursuant to the provisions thereof), the Notes Collateral Agent is the party in whose name the security interest, for the benefit of the Holders, shall be perfected, including for assets that can be perfected only by possession in accordance with Article 9 of the UCC. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, such Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)           The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuer’s or such Guarantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, the Intercreditor Agreements and any other Security Documents other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then Outstanding Notes or as otherwise provided in the Security Documents.

(l)            If the Issuer or any Guarantor (i) incurs any obligations in respect of First Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required pursuant to this Section 14.08(l) in connection with the applicable Intercreditor Agreement (including pursuant to a joinder thereto) to be entered into by the Notes Collateral Agent on the Issue Date.

(m)          If the Issuer or any Guarantor (i) incurs any obligations in respect of Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting Junior Lien Obligations entitled to the benefit of an existing Junior Lien Intercreditor Agreement is concurrently retired and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Junior Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Junior Lien Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent) and perform and observe its obligations thereunder.

(n)           No provision of this Indenture, the Intercreditor Agreements or any other Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless they shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the other Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, such Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if such Notes Collateral Agent has determined that such Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(o)           The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the other Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel and with accountants, investment bankers and other professionals (as reasonably required), in each case, of its selection and the advice or opinion of such counsel and such accountant, investment banker or other professional shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights, authorizations and powers to the Notes Collateral Agent (including the exercise of any remedies following an Event of Default) shall not be construed to impose duties to act.

(p)           The Notes Collateral Agent shall not be liable for delays or failures in performance resulting from acts caused by, directly or indirectly, forces beyond their control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. The Notes Collateral Agent shall not be liable for any indirect, special, punitive, incidental or consequential damages (including, but not limited to, lost profits) whatsoever, even if they have been informed of the likelihood thereof and regardless of the form of action.

(q)           The Notes Collateral Agent does not assume any responsibility for any failure or delay in the performance or any breach by the Issuer or any Guarantor under this Indenture, the Intercreditor Agreements and the other Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Intercreditor Agreements, the other Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any other Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any other Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the other Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the other Security Documents or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any other Security Documents. Neither the Notes Collateral Agent nor the Trustee shall be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the other Security Documents unless expressly directed to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Notes and adequately indemnified with respect thereto. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Intercreditor Agreements and the other Security Documents.

(r)            The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the other Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the other Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Notes Collateral Agent’s or such Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state, provincial or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as a Notes Collateral Agent or a Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state, provincial or local law, rule or regulation by reason of such Notes Collateral Agent’s or such Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, Holders of a majority in aggregate principal amount of the then Outstanding Notes shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(s)           Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Security Document Order”), such Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto, to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 14.08(s), and (ii) instruct such Notes Collateral Agent to execute and enter into such Security Document or amendment or supplement thereto. Any such execution of a Security Document or amendment or supplement thereto shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document or amendment or supplement thereto have been satisfied and execution and delivery of the Security Document or amendment or supplement thereto is authorized or permitted by the terms of the Indenture and the Security Document The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents or amendment or supplement thereto. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.

(t)             Subject to the provisions of the applicable Intercreditor Agreements and other Security Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the other Security Documents to which they are parties and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the other Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then Outstanding Notes or the Trustee, as applicable.

(u)           After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the then Outstanding Notes, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Intercreditor Agreements or the other Security Documents. For purposes of clarity, (i) the Trustee shall have no obligation to provide any such direction to the Notes Collateral Agent (or any other collateral agent or collateral trustee) in the absence of such direction from the Holders of a majority of the aggregate principal amount of the then Outstanding Notes and the Trustee’s receipt of satisfactory indemnity and (ii) any indemnity required to be provided to the Notes Collateral Agent (or any other collateral agent or collateral trustee) in connection with such direction shall be an obligation of such Holders and not of the Trustee. No Notes Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of such Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” Such Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Five or the Holders of a majority in aggregate principal amount of the then Outstanding Notes (subject to this Section 14.08).

(v)           The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Intercreditor Agreements and the other Security Documents and, to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 5.06 and the other provisions of this Indenture.

(w)          In each case that the Notes Collateral Agent may or is required hereunder or under the Intercreditor Agreements or any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Intercreditor Agreements or any other Security Document, such Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes with respect to any Action, such Notes Collateral Agent shall be entitled to refrain from such Action unless and until such Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes and, if deemed necessary by the Notes Collateral Agent, adequate indemnity, and such Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x)           Notwithstanding anything to the contrary in this Indenture, in the Intercreditor Agreements or in any other Security Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Intercreditor Agreements or the other Security Documents (including, without limitation, the filing, continuation or renewal of any Uniform Commercial Code financing statement), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee make any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(y)           Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 14.08.

(z)            Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

(aa)          The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent was named as a Trustee herein and the Security Documents were named in this Indenture herein; provided, however, (i) a Notes Collateral Agent shall only be liable to the extent of its gross negligence, willful misconduct or bad faith; and (ii) in and during an Event of Default, only the Trustee, and not any Notes Collateral Agent, shall be subject to the prudent person standard.

(bb)        Subject to the provisions of the Intercreditor Agreements and the other Security Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the other Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall not be required to exercise discretion under this Indenture, the Intercreditor Agreements and the other Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then Outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Security Document.

(cc)         For purposes of clarity, phrases such as “satisfactory to the Notes Collateral Agent”, “approved by the Notes Collateral Agent”, “acceptable to the Notes Collateral Agent”, “as determined by the Notes Collateral Agent”, “in the Notes Collateral Agent's discretion”, “selected by the Notes Collateral Agent”, “requested by the Notes Collateral Agent” and phrases of similar import authorize and permit the Notes Collateral Agent to approve, disapprove, determine, act or decline to act in its reasonable discretion. The Notes Collateral Agent shall not be required to take any action that, in its reasonable opinion, which may be the opinion of its counsel, may expose the Notes Collateral Agent to liability or that is contrary to this Indenture, any Security Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the Intercreditor Agreements for turnover to the Trustee to make further distributions of such funds to itself, the other Notes Collateral Agent, the Trustee and the Holders in accordance with the provisions of Section 5.06 hereof and the other provisions of this Indenture.

(dd)         [Reserved].

(ee)         The Issuer shall pay compensation to, reimburse expenses of and indemnify the Notes Collateral Agent in accordance with Section 6.07. Accordingly, the reference to the “Trustee” in Section 6.07 shall be deemed to include the reference to the Notes Collateral Agent; provided, however, with respect to the Notes Collateral Agent, references to “negligence” shall be deemed referenced to “gross negligence.”

(ff)          In the event of any dispute between or conflicting claims among any the Issuer, Guarantors, or any party to the Security Documents and any other person or entity with respect to any Collateral, the Notes Collateral Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Notes Collateral Agent shall not be or become liable in any way to the Issuer, any Guarantor, any party to the Security Documents or any other Secured Party (as such term is defined in the Security Agreement) for failure or refusal to comply with such conflicting claims, demands or instructions. The Notes Collateral Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Notes Collateral Agent or (ii) the Notes Collateral Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Notes Collateral Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Issuer and the other Guarantors to the extent provided for in Section 6.07. The Notes Collateral Agent shall have no responsibility for the contents of any writing of any arbitrators or any third party contemplated in any Security Documents as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(gg)        The Notes Collateral Agent shall incur no liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Agreement conducted in a commercially reasonable manner. Each of the Issuer, the Guarantors and the Notes Secured Parties hereby waive any claims against the Notes Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Notes Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer, the Guarantors and the Notes Secured Parties hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, Notes Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer, the Guarantors an the Notes Secured Parties further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Notes Collateral Agent be liable or accountable to the Issuer, the Guarantors or the Notes Secured Parties for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

Section 14.09.        Other Limitations and Protections.

(a)            Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Security Documents.

(b)           Except as otherwise expressly set forth in the Security Documents, no additional actions shall be required with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets; it being understood, for the avoidance of doubt, that there shall be no requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction.

(c)           In providing any direction to the Notes Collateral Agent hereunder, the Trustee shall be entitled to first obtain direction from the requisite Holders to the extent required under this Indenture or the Security Documents.

Section 14.10.        Further Assurances; Maintenance of Properties; Compliance with Laws; Insurance.

(a)            The Issuer and each of the Guarantors shall undertake, or cause to be undertaken, all acts and things that may be required, or that the Notes Collateral Agent from time to time may reasonably request, to assure and confirm that the Notes Collateral Agent holds, for the benefit of the Notes Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Security Documents.

(b)           Upon the reasonable request of the Notes Collateral Agent at any time and from time to time, the Issuer and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Notes Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Note Documents for the benefit of the Notes Secured Parties.

(c)           The Issuer and the Guarantors shall:

(1)             keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)             maintain such other insurance, to such extent and against such risks, as is customary with companies in the same or similar businesses operating in the same or similar locations; and

(3)             maintain such other insurance as may be required by law.

(d)           [Reserved]

(e)           [Reserved]

(f)            Upon the acquisition by any of the Issuer or the Guarantors after the Issue Date of any assets (other than Excluded Assets), the Issuer or such Guarantor shall execute and deliver such mortgages, security instruments, financing statements or analogous filings and such certificates, title insurance policies, surveys, and opinions as are required under this Indenture or any Security Document to vest in the Notes Collateral Agent a perfected security interest, with the priority required by this Indenture, the Intercreditor Agreements and the other Security Documents, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Intercreditor Agreements and the other Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ACADEMY, LTD.

By: Academy Managing Co., L.L.C., its General Partner

By:	/s/ Carl Ford
Name: Carl Ford
Title: Executive Vice President and Chief Financial Officer

On behalf of each entity named in Schedule I hereto, as a Guarantor

By:	/s/ Carl Ford
Name: Carl Ford
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

The undersigned agrees to act as Trustee, Notes Collateral Agent, Paying Agent, Note Registrar and Transfer Agent:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and as Notes Collateral Agent

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

Schedule I

Academy Managing Co., L.L.C.

Associated Investors, L.L.C.

New Academy Holding Company, LLC

Academy Procurement Co., LLC

Annex 1 - Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES

1.          Definitions

1.1        Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of the Issue Date, the original issue date of the issuance of any Additional Notes and the date on which any such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in rule 902 of Regulation S) in reliance on Regulation S.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Regions Securities LLC, (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means (1) $500,000,000 aggregate principal amount of 5.875% Senior Secured Notes Due 2031 issued on the Issue Date and (2) Additional Notes, if any.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated May 4, 2026, among the Issuer, the Guarantors and the Representative on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Representative” means Wells Fargo Securities, LLC as representative of the Initial Purchasers.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

1.2        Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.         The Notes.

2.1       (a)  Form and Dating. The Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, the Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in form reasonably satisfactory to the Issuer and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.

Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Issuer and the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form satisfactory to the Issuer and the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)       Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.2 below and 2.02 of this Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)        Definitive Notes. Except as provided in this Section 2.1, 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2       Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $500,000,000 aggregate principal amount of 5.875% Senior Secured Notes Due 2031 and (2) any Additional Notes for an original issue, in each case, in an aggregate principal amount specified in an Issuer Order pursuant to Section 2.02 of this Indenture. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 3.13 of this Indenture, shall certify that such issuance is in compliance with Section 10.11 of this Indenture.

2.3       Transfer and Exchange.

(a)        Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x)       to register the transfer of such Definitive Notes; or

(y)       to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)        shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)        if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)       if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)       if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C)       if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d).

(b)        Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)         certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)        written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Agent Member account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures of the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)        Transfer and Exchange of Global Notes.

(i)         The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. The Note Registrar shall have no responsibilities with respect to transfers of beneficial interests within a single Global Note.

(ii)        If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)       Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)       In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v)       During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(d)       Legend. Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Note being sold pursuant to Regulation S shall also bear an additional legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(e)       Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)        No Obligation of the Trustee.

(i)        The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4       Definitive Notes.

(a)       A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days of such notice, or of its becoming aware of such cessation, or (ii) a Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)       Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c)       The registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)       In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to Annex 1

[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[Additional Regulation S Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

5.875% Senior Secured Note Due 2031

No. [   ]

144A CUSIP No. 00401Y AB6

144A ISIN No. US00401YAB65

REG S CUSIP No. U0044E AB0

REG S ISIN No. USU0044EAB03

Academy, Ltd. (the “Issuer”), a Texas limited partnership, promises to pay to [________], or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in the Global Note attached hereto on May 15, 2031.

Interest Payment Dates: November 15 and May 15 (commencing on November 15, 2026).

Regular Record Dates: November 1 and May 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

ACADEMY, LTD.

By: Academy Managing Co., L.L.C., its General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]
5.875% Senior Secured Note Due 2031

1.	Principal and Interest.

The Issuer will pay the principal of this Note on May 15, 2031.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 5.875% per annum.

Interest will be payable semi-annually in arrears (to the Holders of record at the close of business (if applicable) on the November 1 or May 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 2026.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 14, 2026; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest borne by the Notes.

2.	Method of Payment.

The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each November 15 and May 15 (commencing on November 15, 2026) to the Persons who are Holders (as reflected in the Note Register at the close of business (if applicable) on the November 1 and May 1 (whether or not a Business Day) immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal or premium, if any, the Issuer will make payment to the Holder that surrenders this Note to the Paying Agent on or after the date such principal or premium is due and payable.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) subject to the provisions of the Indenture, by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.	Paying Agent and Note Registrar.

The Issuer initially appoints U.S. Bank Trust Company, National Association, in New York as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer or any of its Affiliates may act as Paying Agent, Note Registrar or co-registrar.

4.	Indenture.

The Issuer issued the Notes under an Indenture, dated as of May 14, 2026 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are secured senior obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.	Redemption.

Optional Redemption. At any time prior to May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described in Section 11.06 of the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after May 15, 2028, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described in Section 11.06 of the Indenture, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2028	102.938%
2029	101.469%
2030 and thereafter	100.000%

In addition, until May 15, 2028, the Issuer may, at its option, upon notice as described in Section 11.06 of the Indenture, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 105.875% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

6.	Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders will have the right to require that the Issuer purchase such Holder’s Outstanding Notes, in whole or in part, at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase and (b) Asset Sales, the Issuer may be obligated to make offers to purchase Notes and Senior Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar and the Issuer need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Note Registrar and the Issuer need not register the transfer or exchange of any Notes for a period of ten days before delivering a notice of redemption of Notes to be redeemed.

8.	Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.	Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.	Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes to the Redemption Date or Stated Maturity, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, or will be discharged from certain covenants set forth in the Indenture.

11.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes, any Guarantee, the ABL Intercreditor Agreement and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, any Guarantee, the ABL Intercreditor Agreement and the other Security Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.	Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change in Control; and (ix) disposition of proceeds of Asset Sales. Within 120 days after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such limitations.

13.	Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes or the Guarantees and the Indenture, the predecessor Person will be released from those obligations.

14.	Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 30% in aggregate principal amount of the then Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately by a notice in writing to the Issuer and the Trustee. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered indemnity or security against any loss, liability or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.	Guarantees.

The Issuer’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

17.	Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP or ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP or ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE INDENTURE.

21.	Security.

The Notes and the related guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Intercreditor Agreements and the Security Documents. Reference is made to the Indenture and the Security Documents for terms relating to such security, including the release, termination and discharge thereof. Enforcement of the Security Documents is subject to the Intercreditor Agreements and the Security Documents. The Issuer shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Academy, Ltd., 1800 North Mason Road, Katy, Texas 77449, Attention: Chief Legal Officer.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any “Affiliate” of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐          to the Issuer; or

(1)	☐	pursuant to an effective registration statement under the Securities Act; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $                          . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, check the box: ☐

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, state the amount in principal amount: $

($1,000 or integral multiples thereof, provided that the unpurchased portion of a Note must be in a minimum principal amount of $2,000)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, by __________________ (the “Guaranteeing Subsidiary”), a subsidiary of the Issuer.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”) an indenture (the “Indenture”), dated as of May 14, 2026, providing for the issuance of 5.875% Senior Secured Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Twelve thereof.

3.       NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the ABL Intercreditor Agreement, any Security Document, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.       GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

6.       EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7.       THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the [party][parties] hereto [has][have] caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY],

By:
Name:
Title:

EXHIBIT B

INCUMBENCY CERTIFICATE

The undersigned, ____________, being the ____________ of ____________ (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, U.S. Bank Trust Company, National Association, as Trustee under the Indenture, dated as of May 14, 2026, by and among the Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association as Trustee and as Notes Collateral Agent.

Name	Title:	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.

Name:
Title:

B-1

Exhibit C

Form of Net Short Representation

The undersigned, ____________, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) have heretofore executed an indenture, dated as of May 14, 2026 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 5.875% Senior Secured Notes due 2031 (the “Notes”). All terms used herein and not otherwise defined shall have the meaning ascribed to such term under the Indenture.

This letter constitutes a Position Representation in connection with a Noteholder Direction delivered pursuant to Section 6.02 of the Indenture, whereby the undersigned as Directing Holder, represents to each of the Issuer and the Trustee that [it is] [its beneficial owners are] not Net Short.

By:
Name: [Holder]
Title:

 C-1